Exhibit 99.1


                   SUBJECT TO COMPLETION, DATED JUNE 12, 2002

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 7, 2002)

                                15,000,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

-------------------------------------------------------------------------------

We are offering 15,000,000 shares of common stock. Our common stock is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Philadelphia Stock Exchange under the symbol "DQE." The last reported sale price of our common stock on the consolidated tape on June 12, 2002 was $16.40 per share.

INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT.

                                             PER SHARE         TOTAL
                                             ---------         -----

Public Offering Price                       $              $
Underwriting Discounts and Commissions      $              $
Proceeds to DQE (before expenses)           $__________    $__________

We have granted the underwriters a 30-day option to purchase up to 2,250,000 additional shares of our common stock on the same terms and conditions as set forth above to cover over-allotments, if any.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE RELATED PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Lehman Brothers, on behalf of the underwriters, expects to deliver the shares to
purchasers on or about         , 2002.

-------------------------------------------------------------------------------

                                 LEHMAN BROTHERS

                            -------------------------
SALOMON SMITH BARNEY
                             GOLDMAN, SACHS & CO.
                                                                 MORGAN STANLEY

                            -------------------------

ABN AMRO ROTHSCHILD LLC
             M.R. BEAL & COMPANY
                          JEFFERIES & COMPANY, INC.
                                    LEGG MASON WOOD WALKER
                                        INCORPORATED
                                             TOKYO-MITSUBISHI INTERNATIONAL PLC

         , 2002


The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----

About this Prospectus Supplement ............................................ii
Summary.....................................................................S-1
Risk Factors................................................................S-7
Forward-Looking Statements.................................................S-11
Price Range of Common Stock and Dividends..................................S-12
Use of Proceeds............................................................S-13
Capitalization ............................................................S-13
Underwriting...............................................................S-14
Validity...................................................................S-16

                                   PROSPECTUS

Important Information About This Prospectus...................................2
DQE...........................................................................3
DQE Capital...................................................................4
Description of DQE Capital Stock..............................................5
     Preferred Stock..........................................................5
     Common Stock.............................................................9
Description of Stock Purchase Contracts and Stock Purchase Units.............14
Description of DQE Warrants..................................................14
Description of DQE Debt Securities...........................................15
Description of DQE Capital Debt Securities...................................24
Plan of Distribution.........................................................33
Available Information........................................................35
A Warning About Forward-Looking Statements...................................35
Experts......................................................................36
Validity.....................................................................36



         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AS OF ANY TIME AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS OR, IF LATER, THE DATE OF AN INCORPORATED DOCUMENT, IS ACCURATE BECAUSE OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS MAY HAVE CHANGED SINCE THAT DATE. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE AN OFFER IS NOT PERMITTED. IN THIS PROSPECTUS SUPPLEMENT, "DQE," "WE," "US" AND "OUR" REFER TO DQE, INC. AND ITS SUBSIDIARIES UNLESS THE CONTEXT REQUIRES OTHERWISE.

                        ABOUT THIS PROSPECTUS SUPPLEMENT

         This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we may sell any combination of the securities described in the accompanying prospectus up to a dollar amount of $500 million, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the heading "Available Information" on page 35 in the accompanying prospectus.

                                     SUMMARY

         This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus supplement, including the accompanying prospectus and the documents incorporated by reference, which are described under "Available Information" in the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included in "Forward-Looking Statements" below.

                                       DQE

OUR COMPANY

         DQE is a holding company whose subsidiaries deliver essential products and services, including electricity, water and communications, to more than one million customers throughout the United States. Our subsidiaries include the following:

         o Duquesne Light Company, our largest operating subsidiary, is engaged in the transmission and distribution of electric energy and provides electric service to approximately 586,000 direct customers in southwestern Pennsylvania (including the City of Pittsburgh), a territory of approximately 800 square miles. As a public utility, Duquesne Light is subject to regulation by the Pennsylvania Public Utility Commission, or PUC, with respect to retail rates, accounting, issuance of securities and other matters. Duquesne Light is also subject to regulation by the Federal Energy Regulatory Commission with respect to rates for wholesale sales and transmission services, accounting and other matters.

         o AquaSource, Inc. is a water resource management company that acquires, develops and manages water and wastewater systems and complementary businesses.

         o DQE Energy Services, LLC is an energy facilities management company that provides energy outsourcing solutions, including development, operation and maintenance of energy and alternative fuel facilities.

         o Duquesne Power, Inc. was formed in April 2002 to explore various alternative generation supply options.

         o DQE Communications, Inc. owns and operates a high-speed, fiber-optic based transmission network for the provision of fiber to telecommunications companies and others desiring broadband capacity.

         o DQE Financial Corp. owns and operates landfill gas collection and processing systems and is an investment and portfolio management organization focused on structured finance and alternative energy investments.

         o DQE Capital Corporation provides financing for the operations of DQE's subsidiaries, other than Duquesne Light.

         o Additional subsidiaries are involved in propane distribution, management of our remaining electronic and energy technologies investment portfolios as well as insurance services for DQE and various affiliates.

         DQE is a "holding company" under the Public Utility Holding Company Act of 1935, but is exempt from the provisions of that Act, except for Section 9(a)(2) of the Act which relates to the acquisition of public utility companies.

RECENT REGULATORY BACKGROUND

         RESTRUCTURING UNDER THE CUSTOMER CHOICE ACT. The Pennsylvania Electricity Generation Customer Choice and Competition Act, or "Customer Choice Act", which became effective on January 1, 1997, provides for competition in the electric generation industry in Pennsylvania by enabling Pennsylvania electric utility customers to purchase electricity at market prices from a variety of generation suppliers. Duquesne Light subsequently initiated a strategy, approved by the PUC, to exit the generation business and become a pure electricity delivery company. In April 2000, Duquesne Light completed the sale of its generation assets. In its 1998 final restructuring order pursuant to the Customer Choice Act, the PUC determined that Duquesne Light could recover certain above-market costs associated with its generation assets, or "transition costs" associated with the transition to competition, through the collection of a "competitive transition charge," or CTC, from electric utility customers. Following application of the net proceeds from the generation asset sale to reduce transition costs, the CTC was fully collected in March 2002 for most of Duquesne Light's residential customers. Duquesne Light currently anticipates full CTC collection by mid-year 2002 for customers in most of the remaining major rate classes.

         POLR OBLIGATION. Under the Customer Choice Act, Duquesne Light must act as a provider of last resort, or POLR, to provide electricity for any customer in its service territory who does not choose an alternative generation supplier, or whose supplier fails to deliver. As part of the sale of its generation assets in 2000, Duquesne Light entered into an arrangement with Orion Power MidWest, L.P., which was acquired by Reliant Resources, Inc. in February 2002, to provide the electricity necessary to satisfy this POLR obligation, and has extended this arrangement through December 31, 2004. The current POLR arrangement, which was approved by the PUC, permits Duquesne Light, following collection of the CTC for each rate class, to recover an average margin of 0.5 cents per kilowatt-hour supplied to customers who have not chosen an alternative generation supplier. This arrangement expires on December 31, 2004. As of May 31, 2002, approximately 78 percent of Duquesne Light's customers (measured on a kilowatt-hour basis) had not chosen an alternative supplier and were receiving electricity through the POLR arrangement.

         Earlier in 2002, Duquesne Light began the process of evaluating a variety of options to supply power to its POLR customers after its current supply arrangement expires at the end of 2004. Duquesne Light is working with the PUC and other stakeholders to develop a post-2004 arrangement to provide long-term protection and rate stability to its customers. Post-2004 supply options considered include:

         o    negotiating an extension of the current arrangement;

         o    negotiating a similar arrangement with another generation company;

         o entering into alternative supply arrangements, including the construction of an electric generating facility - either independently or with partners; and

         o    combining two or more of the above options.

         As described below under "Our Back-to-Basics Business Strategy," we have decided, subject to receipt of appropriate regulatory approvals, to proceed with the development of a 600 megawatt gas-fired generating facility as a key component of our post-2004 POLR plan. Duquesne Light continues to develop a comprehensive plan for post-2004 POLR supply, and plans to file a specific post-2004 POLR proposal with the PUC by August of this year. See "Our Back-to-Basics Business Strategy" below for more information.

         DQE's principal executive offices are located 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1905 and the telephone number is (412) 393-6000.

         See "Available Information" in the accompanying prospectus for the availability of additional information about DQE.

OUR BACK-TO-BASICS BUSINESS STRATEGY

         Upon completion of a strategic review process in the third quarter of 2001, we announced a new management team and a change in our strategic direction. We adopted a Back-to-Basics strategy featuring a more concentrated focus on our utility operations and complementary businesses. As part of our Back-to-Basics strategy, we currently are exploring opportunities to sell certain non-complementary assets, depending on market conditions. Our strategy is to grow earnings more steadily, with less volatility, over the next few years. The cornerstone of this strategy will be a focus on seeking growth through a disciplined investment and management approach. New investment opportunities will be expected to have a strong and clear relationship to our core electric business, as well as the ability to create sustained value.

         As part of our Back-to-Basics business strategy, on May 28, 2002, our Board of Directors and management team announced a growth plan designed to build on the successes of our core utility business, Duquesne Light, and to provide long-term benefits for shareholders and customers. Our goal is to take the best of what we are today and build on it. Our plan is intended to enhance our financial flexibility, through a reduction in debt and an increase in equity, so we can pursue opportunities close to our core business that are designed to provide sustained value. Key components of our strategy include:

         o    divesting non-core businesses;

         o    conserving cash through a revised dividend policy;

         o issuing additional equity through the offering contemplated by this prospectus; and

         o developing an additional earnings stream from our core electric business through a comprehensive long-term rate plan for our utility customers, backed by a secure supply of electricity, including the development of a 600-megawatt generating facility within Duquesne Light's service territory.

         ASSET DIVESTITURES. A key step in implementing our Back-to-Basics strategy is the divestiture of non-core, under-performing assets. We are currently exploring the sale of all or a portion of any of these businesses, including our propane assets, our energy-technology investments, and our water and wastewater management business.

         The amounts of our investment in these businesses at April 30, 2002 were approximately as follows: $70 million in the propane business, $20 million in energy-technology investments and $325 million in our water and wastewater management company.

         Sales of any or a portion of any of these businesses will be dependent on market conditions. We cannot predict whether any sales will be completed, and if so, when and at what price or prices. However, we believe that the prices of certain potential asset sales are likely to be significantly less than the values recorded on our books, and that as a result, we will be required to take a significant charge to earnings in connection with these sales. This charge could occur as early as June 30, 2002 depending on, among other factors, if and when we commit to a plan to sell any of these assets.

         If we were able to enter into agreements to sell all or part of the water and wastewater business, we could not close any such sale or sales, or receive any proceeds therefrom, until regulatory approval is received from each of the states in which our regulated water and wastewater utilities operate. We estimate that these approvals would take 6 to 18 months after the appropriate applications have been filed with the state and local regulatory agencies. Sales of our propane and energy-technology investments do not require similar state and local regulatory approvals and therefore could be consummated sooner.

         Even if no asset sales are completed, we may have to write down the value of the goodwill attributable to certain businesses due to the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets." See "Risk Factors."

         COMMON STOCK DIVIDEND. Our Board of Directors has declared a $0.42 per share quarterly dividend, payable on July 1, 2002 to holders of record on June 10, 2002. However, the Board continues to evaluate the level of dividends and the targeted payout ratio, and currently expects to reduce the quarterly dividend by 40 percent to $0.25 per share, commencing with the dividend expected to be paid in October 2002.

         Cash conserved through the reduced level of dividends would provide funds for investing in our core electric business as part of our Back-to-Basics strategy. The new dividend level and the related payout ratio would place us more in line with our peers within the electric utility industry.

         POLR. Our Board of Directors has authorized us to proceed, subject to receipt of appropriate regulatory approvals, with the development of a natural-gas fired generating station, with an initial 600-megawatt base unit designed for future expansion to include an additional 600-megawatt unit. As discussed above, the decision to build the initial 600-megawatt unit, and to proceed with permitting for the second unit, is a result of a comprehensive evaluation of a variety of options to provide power to Duquesne Light customers who prefer the familiarity and price certainty of our POLR service after the current supply arrangement expires at the end of 2004. In addition, this alternative is designed to enhance shareholder value through a continuing earnings stream from the core electric business.

         Our generation development project is subject to receipt of appropriate regulatory approvals, including approval of our post-2004 POLR supply plan. Duquesne Light is preparing to file with the PUC by August 2002, a comprehensive plan that would extend fixed prices for POLR customers as protection from electric market volatility beyond 2004. This plan will be backed by a balanced supply portfolio, which combines firm contractual sources of energy and the recently authorized generating facility.

         The first 600-megawatt unit currently is estimated to cost approximately $400 million. Up to $25 million of the proceeds of this offering will be used for the development of this facility. Construction of the first unit is currently projected to take approximately 24 months, once approval is received from the PUC and the Pennsylvania Department of Environmental Protection.

         Duquesne Power, a recently formed DQE subsidiary, will own and operate the generating facility, to be located at the former LTV site in Hopewell Township, Beaver County, Pennsylvania.

         We plan to fund the generation plant project through a combination of debt and equity. We expect to fund the equity component with proceeds from the divestiture of non-core assets, cash savings from the revised dividend policy and proceeds from this offering.

                               RECENT DEVELOPMENTS

RECENT EARNINGS GUIDANCE

         DQE currently estimates earnings will be in the range of $85 to $90 million for 2002 and $95 to $100 million for 2003, excluding any potential charges from asset dispositions in connection with our Back-to-Basics strategy or other asset write-downs that may be reflected in earnings for these years. Our estimates assume the following:

         o Duquesne Light earnings, exclusive of earnings related to the POLR arrangement, of $55 to $56 million in 2002, and $51 to $53 million in 2003, which includes earnings on the decreasing balance of transition costs, partially offset by an assumed continuation of existing cost reduction initiatives;

         o earnings from the existing POLR arrangement of $14 to $15 million in 2002 and $22 to $23 million in 2003, assuming that approximately 80 percent of Duquesne Light customers (measured on a kilowatt hour basis) will receive electricity through POLR service through 2002 and 2003;

         o earnings from AquaSource of $8 to $10 million in 2002, and $11 to $12 million in 2003, assuming continued cost savings from integration efforts and increased revenues from rate requests; and

         o $8 to $9 million of earnings in 2002 and $11 to $12 million of earnings in 2003, from other businesses, after deduction of costs related to DQE and DQE Capital.

         Earnings will be affected by a variety of factors that we cannot predict. See "Risk Factors" and "Forward-Looking Statements."

                                  THE OFFERING

         All of the shares of our common stock offered hereby are being sold by us.

Common stock offered............................   15,000,000 Shares
Common stock outstanding as of June 12, 2002....   56,493,896 Shares
Common stock outstanding as of
    June 12, 2002, adjusted for the offering....   71,493,896 Shares
New York Stock Exchange symbol..................   "DQE"
Common stock price range from
    January 1, 2001 to June 12, 2002............   $16.01 to $22.20
Current indicated annual dividend rate(1).......   $1.00
Use of proceeds.................................   To retire debt, invest in
                                                   our growth strategy and for
                                                   general corporate purposes.
Risk factors....................................   You should carefully consider
                                                   the information set forth
                                                   under "Risk Factors" before
                                                   investing in our common
                                                   stock.

         The numbers above do not reflect any shares of common stock that may be issued pursuant to the underwriters' over-allotment option.

         For more information regarding our common stock, please refer to "Description of DQE Capital Stock-Common Stock" in the accompanying prospectus.

---------------------

(1) DQE paid quarterly common stock dividends in 2001, and for the first half of 2002, at a rate of $0.42 per share per quarter, or $1.68 per share on an annualized basis. As described in "Our Back-to-Basics Business Strategy" above, our Board of Directors continues to evaluate the level of dividends and the targeted payout ratio. On May 28, 2002, our Board of Directors announced that it expects to reduce the current quarterly dividend by approximately 40 percent, to $0.25 per share, commencing with the dividend expected to be paid in October 2002.

                             SUMMARY FINANCIAL DATA
                      (in millions, except per share data)

                                                          Three Months
                                                        Ended March 31,               Year Ended December 31,
                                                        ---------------         -----------------------------------
                                                        2002        2001        2001           2000            1999
                                                        ----        ----        ----           ----            ----

STATEMENT OF INCOME DATA:

   Operating revenues................................  $308.1      $320.5      $1,296.1       $1,327.6       $1,341.2
   Operating expenses................................   282.1       296.0       1,412.8        1,223.3        1,022.4
   Operating income (loss)...........................    26.0        24.5        (116.7)         104.3          318.8
   Other income......................................    21.1        23.4          11.7          227.7          152.0
   Income (loss) before interest and other charges...    47.1        47.9        (105.0)         332.0          470.8
   Total interest and other charges .................    21.8        28.4         104.4          123.6          158.7
   Net income (loss), after cumulative effect of
     change in accounting principle..................    16.7        12.2        (153.4)         153.6          201.4
   Earnings (loss) per common share
     Basic...........................................   $0.29      $0.22        $(2.75)          $2.44          $2.65
     Diluted.........................................    0.29       0.22         (2.75)           2.39           2.62



                                                         As of March 31,          As of December 31,
                                                        ----------------         --------------------
                                                        2002        2001         2001            2000
                                                        ----        ----         ----            ----

BALANCE SHEET DATA:

   Total assets...................................... $3,135.6     $3,846.1     $3,225.9       $3,844.2
   Long-term debt, less current maturities...........  1,198.3      1,350.2      1,198.8        1,349.3
   Duquesne Light Company Obligated
     Mandatorily Redeemable Preferred
     Securities......................................    150.0        150.0        150.0          150.0
   Preferred and Preference Stock....................     93.2         91.1         92.8           91.4
   Common stockholders' equity.......................    503.7        760.8        508.5          783.7

                                  RISK FACTORS

         In considering whether to purchase our common stock, you should carefully consider all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the risk factors described below, as well as the factors listed in "Forward-Looking Statements" below.

         WE WILL LIKELY BE REQUIRED TO TAKE CHARGES IN CONNECTION WITH ANY ASSET DIVESTITURES.

         We have identified and are currently exploring the sale of all or a portion of our propane assets, our energy-technology investments, and our water and wastewater management business. The amounts of our investment in these businesses at April 30, 2002 were approximately as follows: $70 million in the propane business, $20 million in energy-technology investments and $325 million in our water and wastewater management company. We cannot predict whether any sales will be completed, and when or at what price or prices. However, we believe that prices of certain potential asset sales are likely to be significantly less than the values recorded on our books, and that as a result, we will be required to take a significant charge to earnings in connection with these sales. This charge could occur as early as June 30, 2002 depending on, among other factors, if and when we commit to a plan to sell any of these assets.

         In addition, at April 30, 2002 our investments in three publicly traded energy technology businesses had market values which are, in the aggregate, approximately $8 million below our original cost bases. Should the decline in value of these investments be deemed other than temporary pursuant to SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," we would take a charge to earnings to reflect these investments at their market value.

         WE MAY BE REQUIRED TO TAKE CHARGES IN 2002 ASSOCIATED WITH OUR ADOPTION OF CERTAIN RECENT ACCOUNTING STANDARDS.

         SFAS No. 142, "Goodwill and Other Intangible Assets" became effective January 1, 2002. SFAS No. 142 discontinues the requirement for amortization of goodwill and indefinite-lived intangible assets, and generally requires an annual review for the impairment of those assets. Impairment is to be examined more frequently if certain indicators appear. As of April 30, 2002, we have goodwill, net of accumulated amortization, of approximately $112 million related to our water and wastewater business and $30 million related to our propane assets, which is subject to the transitional assessment provisions of SFAS No. 142.

         We have retained a valuation consultant to perform an independent valuation of our water and wastewater management and propane businesses in connection with the adoption of SFAS No. 142. The resulting valuations may be significantly less than the values recorded on our books, which could result in a significant charge to earnings. Any such charge may be estimable in the second quarter of 2002 and would be reported as a change in accounting principle effective January 1, 2002.

         Any adjustment to our recorded values for either the propane assets or the water and wastewater management business resulting from the adoption of SFAS No. 142 could differ from adjustments in value that may be required related to the disposition of either of these businesses.

         ALTHOUGH OUR BOARD OF DIRECTORS RECENTLY DECLARED A DIVIDEND ON OUR COMMON STOCK, IT EXPECTS TO REDUCE THE QUARTERLY DIVIDEND COMMENCING IN OCTOBER 2002. ADDITIONALLY, WE CANNOT ASSURE YOU THAT FUTURE DIVIDEND PAYMENTS WILL BE MADE OR, IF MADE, IN WHAT AMOUNTS THEY MAY BE PAID.

         DQE's Board of Directors regularly evaluates our common stock dividend policy and sets the amount each quarter. The level of dividends will continue to be influenced by many factors, including, among other things, our earnings, financial condition and cash flows from subsidiaries, as well as general economic and competitive conditions. The Board of Directors will also consider the impact of the planned divestiture of non-complementary assets and the ratings on our fixed-income securities as discussed in "Price Range of Common Stock and Dividends" below. Our Board of Directors continues to evaluate the level of dividends and the reported payout ratio, and expects to reduce the quarterly dividend by 40 percent to $0.25 per share, commencing with the dividend expected to be paid in October 2002. We cannot assure you that dividends will be paid in the future, or that, if paid, dividends will be at the same amount or with the same frequency as in the past.

         OUR ABILITY TO PAY DIVIDENDS IS LARGELY DEPENDENT UPON THE EARNINGS OF OUR SUBSIDIARIES, INCLUDING DUQUESNE LIGHT, AND THE DISTRIBUTION OF SUCH EARNINGS TO US.

         Our subsidiaries are separate and distinct legal entities and have no obligation to make payments on our common stock, or to make any funds available for such payment. Our subsidiaries' ability to make dividend payments or other distributions to us may be restricted by their obligations to holders of their outstanding debt and preferred securities and to their creditors, the availability of earnings and the needs of their businesses. See "Price Range of Common Stock and Dividends" below and "DQE - Effect of Holding Company Structure" in the accompanying prospectus.

         WE ARE SUBJECT TO RISKS ASSOCIATED WITH OUR PROVIDER OF LAST RESORT OBLIGATIONS.

         Duquesne Light must provide, as the provider of last resort under the Customer Choice Act, electricity for any customer in its service territory who does not choose an alternative generation supplier, or whose supplier fails to deliver. See "Summary - Our Company." Duquesne Light has an arrangement with Orion to purchase power sufficient to meet its obligations through 2004, at rates the PUC has approved for this supply. After Duquesne Light has fully collected the CTC, it may further collect, through its PUC-approved rates, an average margin of 0.5 cents per KWH supplied through this POLR arrangement. Except for this margin, these arrangements with Orion are designed to transfer to Orion the financial risks and rewards associated with Duquesne Light's POLR obligation. While there are certain safeguards in our contract with Orion designed to mitigate our losses in the event that Orion defaults on its performance under the POLR arrangements, we may face the credit risk of such a default. If Orion were to fail to deliver under the contract, Duquesne Light would have to make purchases in the market at the time of default at a time when market prices could be higher. While the Customer Choice Act provides generally for POLR supply costs to be borne by customers, recent litigation suggests that it may not be clear whether Duquesne Light could pass any costs in excess of the existing PUC-approved POLR prices on to its customers. Duquesne Light also retains the risk that customers will not pay for the generation supply it purchases from Orion for such customers. However, a component of Duquesne Light's delivery rate is designed to cover the cost of a normal level of uncollectible accounts.

         As to the margin, the POLR obligation does not provide Duquesne Light with any guaranteed level of sales. If Duquesne Light customers obtain service from alternate suppliers, which they may generally choose to do at any time, our revenues associated with the 0.5 cent margin will decline.

         WE MAY FACE LOSSES IN CONNECTION WITH PENDING SHAREHOLDER AND INVESTOR LITIGATION AGAINST DQE AND AQUASOURCE.

         In late 2001, class action lawsuits were filed by purported shareholders of DQE against DQE and David Marshall, our former Chairman, President & Chief Executive Officer in the U.S. District Court for the Western District of Pennsylvania, alleging that the defendants violated the federal securities laws by issuing a series of materially false and misleading statements concerning investments made by DQE Enterprises and their impact on our current and future financial results. The plaintiffs claim that, as a result of these statements, the price of DQE securities was artificially inflated. We believe that this lawsuit is entirely without merit, strenuously deny all of the plaintiffs' allegations of wrongdoing and believe we have meritorious defenses to the plaintiffs' claims. We intend to vigorously defend this lawsuit. However, we cannot predict the ultimate outcome of this case or estimate the range of any potential loss that may be incurred in the litigation.

         Also in 2001, 39 former and current employees of AquaSource, all minority investors in AquaSource, commenced an action against DQE, AquaSource and others in the District Court of Harris County, Texas alleging that the defendants fraudulently induced the plaintiffs to agree to sell their AquaSource stock back to AquaSource, and that defendants took actions intended to decrease the value of the stock. Plaintiffs seek, among other things, an award of actual damages not to exceed $100 million and exemplary damages not to exceed $400 million.

         DQE and AquaSource have filed counterclaims alleging that 10 plaintiffs who held key AquaSource management positions engaged in deceptive practices in connection with funding for acquisitions and that all plaintiffs were unjustly enriched by such wrongful actions. DQE, AquaSource and AquaSource Utility, Inc. also filed a counterclaim against two plaintiffs alleging claims for breach of contract, breach of warranty, indemnification, fraud, and unjust enrichment in connection with the acquisition of various water and wastewater companies from such plaintiffs. The parties to this lawsuit are currently engaged in settlement discussions. We cannot predict the ultimate outcome of this case or estimate the range of potential loss that may be incurred in connection with this lawsuit or any settlement thereof. See "Available Information" in the accompanying prospectus for where you can find more information regarding these lawsuits.

         OUR GENERATION DEVELOPMENT ACTIVITIES MAY NOT BE SUCCESSFUL AND OUR PLANNED PROJECT MAY NOT COMMENCE OPERATION AS SCHEDULED.

         We have recently been authorized to develop a 600 MW generating facility. See "Our Back-to-Basic Business Strategy." The development and construction of generating facilities involves numerous risks. We may be required to expend significant sums for preliminary engineering, permitting, fuel supply, electric interconnection, legal and other expenses before regulatory approval is obtained. Our success in developing the project is contingent upon, among other things, negotiation of satisfactory engineering, construction, fuel supply and power sales contracts, receipt of required governmental permits and timely implementation and satisfactory completion of construction. If we were unable to complete the development of a facility, we would generally not be able to recover our investment in the project.

         In addition, successful completion of this project is subject to numerous factors, including:

         o    favorable regulatory treatment of our post-2004 POLR strategy;

         o    cost and availability of fuel;

         o    changes in market prices of power;

         o our ability to obtain permits and approvals and comply with applicable regulations;

         o availability and timely delivery of gas turbine generators and other equipment;

         o    unforeseen engineering problems;

         o    construction delays and contractor performance shortfalls;

         o shortages and inconsistent quality of equipment, material and labor;

         o    work stoppages;

         o    adverse weather conditions;

         o    environmental and geological conditions; and

         o    unanticipated cost increases.

         Any of these factors could give rise to delays, cost overruns or the termination of the project. While we anticipate entering into a turnkey engineering, procurement and construction contract with a reliable contractor, the failure to complete construction according to specifications and on time can result in cost overruns, liabilities, reduced plant efficiency, higher operating and other costs and reduced earnings.

         WE MAY BE REQUIRED TO RECORD A CHARGE ASSOCIATED WITH OUR INVESTMENT IN A PARTNERSHIP THAT IS IN BANKRUPTCY.

         DQE Financial maintains a limited partnership investment in a waste-to-energy facility. In January 2002, Moody's Investors Service downgraded the general partner's credit rating. The general partner's credit condition led to an event of default under the partnership's service agreement to operate the underlying waste-to-energy facility for the local authority. The local authority has issued a notice to terminate the services agreement effective May 30, 2002. On April 1, 2002, the general partner and the partnership filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. Subsequent to the bankruptcy filing, the general partner obtained debtor-in-possession financing to meet ongoing cash needs and has obtained a non-binding letter of intent to be acquired upon emergence from Chapter 11. On June 8, 2002, the partnership group, including DQE Financial, began negotiations with the local authority to restructure the service agreement. DQE Financial is currently assessing the effect of these events on the recoverability of its asset carrying value, which was approximately $15.7 million as of April 30, 2002, but cannot predict the extent of any potential charge at this time.

         WE MAY BE REQUIRED TO MAKE ADDITIONAL FEDERAL TAX PAYMENTS FOR ADJUSTMENTS PROPOSED BY THE IRS.

         The Internal Revenue Service has issued a notice of proposed adjustment increasing our 1994 federal income tax liability in the approximate amount of $22 million (including penalties and interest). The proposed adjustment relates to an investment by one of our subsidiaries in certain structured lease transactions. We have paid the proposed adjustment and filed a protest, which is currently pending with the IRS Appeals Office. As part of their current audit of our 1995 through 1997 years, the IRS has indicated that it is considering proposed adjustments for these years relating to the same transactions as well as to other similar transactions. If the IRS were to propose adjustments relating to these transactions for the years 1995 through 2001 similar to those proposed for 1994 and if those adjustments were sustained, we would project that the proposed assessment of additional tax would be approximately $175 million (before interest and penalties). We intend to deposit $55 million with the IRS to be applied toward any adjustments which may ultimately be proposed. The tax years 1998 through 2001 remain subject to IRS review.

         One of our subsidiaries entered into other structured lease transactions from 1995 through 1997. In 1999, the IRS published a revenue ruling setting forth its official position which is to disallow deductions attributable to certain leasing transactions. We believe the IRS is likely to challenge our subsidiary's structured lease transactions by characterizing them as those described in the revenue ruling. However, the IRS has not yet proposed any adjustments with respect to these transactions, and we cannot predict the nature, extent or timing of any proposed adjustments.

         It is not possible to predict if, when or to what extent any IRS adjustments ultimately proposed for the period 1994 through 2001 will be sustained. We do not believe that the ultimate resolution of our federal tax liability for this period will have a material adverse effect on our financial position. However, the resolution of this tax liability, depending on the extent and timing thereof, could have a material adverse effect on our results of operations and cash flows for the period in which the liability is determined or paid.

         EVENTS OR CIRCUMSTANCES WHICH ADVERSELY AFFECT OUR FINANCIAL POSITION COULD RESULT IN DEFAULTS UNDER OUR CREDIT AGREEMENTS.

         DQE and Duquesne Light are subject to financial covenants contained in credit agreements. These covenants, among other things, require each of DQE and Duquesne Light to maintain maximum debt-to-capitalization ratios of 65%. At March 31, 2002, we were in compliance with those covenants, having ratios of approximately 63.5% at DQE and 60.7% at Duquesne Light. However, any events or circumstances (including any charges to earnings) which have an effect, directly or indirectly, of reducing our common equity or increasing our indebtedness, in relative terms, could result in non-compliance with these covenants. In addition, the DQE and Duquesne Light revolving credit agreements expire in October 2002 and will have to be replaced.

         CERTAIN PROVISIONS OF LAW, AS WELL AS PROVISIONS IN OUR ARTICLES AND BY-LAWS, MAY MAKE IT MORE DIFFICULT FOR OTHERS TO OBTAIN CONTROL OF DQE, EVEN THOUGH SOME SHAREHOLDERS MIGHT CONSIDER THIS FAVORABLE.

         We are a Pennsylvania corporation and certain anti-takeover provisions of Pennsylvania law apply to us and impose various impediments to the acquisition of control of DQE or to the consummation of certain business combinations with DQE. In addition, our articles of incorporation and by-laws contain provisions which may make it more difficult to remove incumbent directors or effect certain business combinations with DQE without the approval of the Board of Directors. See "Description of DQE Capital Stock" in the accompanying prospectus. Finally, certain federal and state utility regulatory statutes may also make it difficult for another party to acquire a controlling interest in DQE, as a public utility holding company. These provisions of law and of our corporate documents, individually or in the aggregate, could discourage a future takeover attempt which individual shareholders might deem to be in their best interests or in which shareholders would receive a premium for their shares over current prices.

                           FORWARD-LOOKING STATEMENTS

         We use forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein. Statements that are not historical facts are forward-looking statements, and are based on beliefs and assumptions of our management, and on information currently available to management. Forward-looking statements include statements preceded by, followed by or using such words as "believe," "expect," "anticipate," "plan," "estimate" or similar expressions. Such statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Actual results may materially differ from those implied by forward-looking statements due to known and unknown risks and uncertainties, some of which are discussed below.

o DQE cash flow, net income, earnings, earnings growth, capitalization, dividends and dividend payout ratio will depend on the performance of our subsidiaries, on the effectiveness of the divestiture of non-core businesses, the implementation of our growth strategy and board policy.

o Demand for and pricing of electric, water and telecommunications utility services and landfill gas, changing market conditions and weather conditions could affect earnings levels at DQE and each subsidiary.

o Duquesne Light's earnings will be affected by the number of customers who choose to receive electric generation through our existing provider of last resort arrangement and by final PUC approval of our post-2004 provider of last resort plan.

o The development of the generation plant described above will depend on various regulatory approvals.

o Customer energy demand, fuel costs and plant operations will affect DQE Energy Services' earnings.

o The outcome of the shareholder lawsuits against DQE and AquaSource may affect our performance.

o Market and business conditions, demand for services and stock market volatility may affect our ability to monetize our non-core propane business, energy-technology investments and water and waste-water management business.

o The events of September 11, 2001 have created broad uncertainty in the global economy, and we continue to assess the impact on our businesses, including, but not limited to, DQE Financial.

o Our overall performance and that of our subsidiaries and our affiliates could be affected by economic, competitive, regulatory, governmental (including tax) and technological factors affecting operations, markets, products, services and prices, as well as other factors discussed in our SEC filings made to date.

         We refer to the documents identified under "Available Information" in the accompanying prospectus for a discussion of these and other risks and uncertainties.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

         Our common stock is listed and traded on the New York, Chicago and Philadelphia Stock Exchanges under the symbol "DQE". On June 12, 2002, the last reported sale price of our common stock on the consolidated tape was $16.40. As of June 1, 2002, there were approximately 54,000 holders of record of our common stock. The following table provides, for the calendar quarters indicated, the high and low prices per share of our common stock for the period shown below as reported on the consolidated tape and the amount of per-share dividends paid in the periods indicated.

PERIOD                                     HIGH         LOW    DIVIDENDS PAID
------                                     ----         ---    --------------

2002:

First Quarter............................  $22.20      $18.93      $0.42
Second Quarter (through June 12, 2002)...   21.16       16.01       0.42(1)

2001:

First Quarter............................   33.15      28.80        0.42
Second Quarter...........................   30.90      21.00        0.42
Third Quarter............................   22.57      18.90        0.42
Fourth Quarter...........................   20.36      16.68        0.42

2000:

First Quarter............................   48.50      33.63        0.40
Second Quarter...........................   45.50      38.00        0.40
Third Quarter............................   43.02      37.06        0.40
Fourth Quarter...........................   40.38      30.75        0.40


--------------------

(1) On May 23, 2002, our Board of Directors declared a quarterly common stock dividend of 42 cents per share to holders of record on June 10, 2002, payable on July 1, 2002. As described below, our Board of Directors regularly evaluates the common stock dividend in light of many factors. On May 28, 2002, the Board announced that it expected to reduce the quarterly dividend to $0.25 per share, commencing with the dividend expected to be paid in October 2002. See "Summary-Our Business Strategy" above for more information.

         Our Board of Directors regularly evaluates our common stock dividend policy and sets the dividend amount for each quarter. The level of dividends will continue to be influenced by many factors such as, among other things, our earnings, financial condition and cash flows from subsidiaries, as well as general economic and competitive conditions. The Board also has to consider the impact of a downgrade in any ratings on our securities and the effectiveness of the divestiture of non-complementary assets, which are discussed above and in the Incorporated Documents. See "Description of DQE Capital Stock - Dividends" and "- Common Stock - Dividend Rights" in the accompanying prospectus for additional information regarding dividends.

         Our common stock is junior in entitlement to dividends or assets to rights of holders of any of our preferred stock and to claims of our creditors including, but not limited to, holders of debt securities issued or guaranteed by us and, as discussed in the accompanying prospectus, to the claims of creditors of our subsidiaries.

         In addition, as described under "DQE - Effect of Holding Company Structure" in the accompanying prospectus, we are a holding company and substantially all of the assets shown on our consolidated balance sheet are held by our subsidiaries. Accordingly, our earnings and cash flow and our ability to meet our obligations are largely dependent upon the earnings and cash flows of our subsidiaries and the distribution of such earnings to us in the form of dividends or other payments. The subsidiaries are separate and distinct legal entities and have no obligation to pay dividends on our common stock or to make any funds available for such payment.

         As discussed in the accompanying prospectus, Duquesne Light Company is our largest subsidiary. If Duquesne Light cannot pay dividends on its common stock, we may not be able to pay dividends on our common stock. Payments of dividends on Duquesne Light's common stock may be restricted by Duquesne Light's obligations to holders of preferred and preference stock, under Duquesne Light's articles of incorporation, and by obligations of a Duquesne Light subsidiary to holders of its securities and other creditors. No dividends or distributions may be made on Duquesne Light's common stock if Duquesne Light has not paid dividends or sinking fund obligations on its preferred or preference stock. Further, the aggregate amount of Duquesne Light's common stock dividend payments or distributions may not exceed certain percentages of net income if the ratio of total common shareholders' equity to total capitalization is less than specified percentages. Dividends on Duquesne Light stock may also be effectively limited by the terms of certain financing agreements.

                                 USE OF PROCEEDS

         We expect to receive net proceeds of approximately $ after deducting underwriting discounts and expenses payable by us (or approximately $ , assuming the underwriters exercise the over-allotment option in full). We intend to use these net proceeds to reduce outstanding short- and long-term debt; to fund up to $25 million of development costs for the proposed generation project; and for general corporate purposes, including to pay approximately $55 million to the IRS toward any adjustments in conjunction with certain structured lease transactions. Long-term debt we are considering retiring with the proceeds of this offering matures on dates from 2022 to 2025, and bears interest at annual rates of 7.55% to 8.2%. We may also reduce outstanding commercial paper balances with the proceeds of this offering. At June 12, 2002, we had outstanding commercial paper balances of $61 million, having a weighted average interest rate of 2.1%.

                                 CAPITALIZATION

         The table below shows our capitalization on a consolidated basis as of March 31, 2002. The "As Adjusted" column reflects our capitalization after giving effect to the offering of common stock contemplated by this prospectus supplement, without giving effect to the underwriters over-allotment option or the use of proceeds. You should read this table along with the financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2001. See "Available Information" in the accompanying prospectus.

                                                                          AS OF MARCH 31, 2002
                                                          -----------------------------------------------------
                                                                            ($ IN MILLIONS)
                                                                  ACTUAL                      AS ADJUSTED
                                                          ------------------------         ------------------
                                                            AMOUNT             %           AMOUNT           %
                                                            ------            ----         ------          ---

Common Stockholders' Equity ..................           $     503.7          25.9      $                    %
Preferred and Preference Stock ...............                  93.2           4.8
Duquesne Light Company Obligated Mandatorily
     Redeemable Preferred Securities .........                 150.0           7.7
Long-Term Debt, excluding current
     maturities (1) ..........................               1,198.3          61.6
                                                         -----------         -----      ---------         ----

Total Capitalization .........................           $   1,945.2         100%       $                 100%

(1) Excludes approximately $3 million of capital lease obligations.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement dated June , 2002, each of the underwriters named below, for whom Lehman Brothers Inc. acts as sole bookrunner and lead manager, have severally agreed to purchase from us the respective number of shares of our common stock shown opposite its names below:

                                                        NUMBER OF
         UNDERWRITER                                      SHARES
         -----------                                      ------
         Lehman Brothers Inc. ....................
         Salomon Smith Barney Inc. ...............
         Goldman, Sachs & Co. ....................
         Morgan Stanley & Co. Incorporated .......
         ABN AMRO Rothschild LLC .................
         M.R. Beal & Company .....................
         Jefferies & Company, Inc. ...............
         Legg Mason Wood Walker, Incorporated ....
         Tokyo-Mitsubishi International plc ......
                                                       -----------
               Total..............................

         The underwriting agreement provides that the underwriters' obligations to purchase shares of our common stock depend on the satisfaction of the conditions contained in the underwriting agreement, including:

         o the obligation to purchase all of the shares offered hereby, if any of the shares are purchased;

         o the representations and warranties made by us to the underwriters are true;

         o there is no material change in the financial markets which makes it impracticable or inadvisable to proceed with the contemplated offering; and

         o    we deliver customary closing documents to the underwriters.

         We have granted the underwriters an option to purchase, from time to time, until 30 days after the date of the underwriting agreement, in whole or in part, up to an aggregate of an additional 2,250,000 shares of our common stock at the public offering price less underwriting discounts and commissions shown on the cover page of this prospectus supplement. This option may be exercised to cover over-allotments, if any, made in connection with this offering. To the extent that the option is exercised, each underwriter will be obligated, so long as the conditions set forth in the underwriting agreement are satisfied, to purchase its pro rata portion of these additional shares based on the underwriter's percentage underwriting commitment in the offering as indicated in the preceding table and we will be obligated to sell the shares of our common stock to the underwriters.

         The underwriters have advised us that they propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to selected dealers, who may include the underwriters, at such public offering price less a selling concession not in excess of $ per share. The underwriters may allow, and the selected dealers may re-allow, a concession not in excess of $ per share to brokers and dealers. If all the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

         The following table summarizes the underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

                                        No Exercise       Full Exercise
                                        -----------       -------------

Per share to be paid by DQE........     $                 $
Total..............................     $                 $


         We estimate that our total expenses for this offering, excluding
underwriting discounts and commissions, will be approximately $             .

         The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock in accordance with Regulation M under the Securities Exchange Act of 1934:

         o Over-allotment involves sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option or purchasing shares in the open market.

         o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

         o Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If an underwriter sells more shares than could be covered by the over-allotment option, which is called a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

         o Penalty bids permit an underwriter to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

         Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

         We have agreed that we will not, without the prior written consent of Lehman Brothers Inc., offer or sell any of our common stock (other than pursuant to our dividend reinvestment and stock purchase plan or any employee benefit, stock option, or other plans in effect on the date of this prospectus supplement, or pursuant to other rights or options outstanding at the date of this prospectus supplement, or in connection with the settlement of certain litigation referred to in "Risk Factors" above) prior to 90 days after the consummation of this offering.

         Our directors and executive officers have entered into similar lock-up agreements with the underwriters whereby they have agreed that they will not, without the prior written consent of Lehman Brothers Inc., offer, sell or otherwise dispose of any shares of our common stock (subject to certain limited exceptions) for a period ending 40 days after the date of this prospectus supplement.

         We have agreed to indemnify the underwriters against liabilities relating to this offering, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make for these liabilities.

         The prospectus supplement and the accompanying prospectus may be made available in electronic format on Internet sites or through other online services maintained by the underwriters or one or more of the selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the underwriter or the particular selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

         Other than the prospectus in electronic format, the information on the underwriters' or any selling group member's web site and any information contained in any other web site maintained by the underwriter or any selling group member is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriters or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

         Certain of the underwriters and their affiliates have performed and expect to continue to perform financial advisory, investment banking, trustee or lending services for us in the ordinary course of business for which they have received and will receive customary compensation. Lehman Brothers is acting as our financial advisor in connection with our review of assets, and in December 2001 received approximately 4% of AquaSource Class A common stock in exchange for financial services relating to the potential sale of AquaSource and other strategic options being explored by DQE.

         This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of shares in Canada or any province or territory thereof. Any offer or sale of shares in Canada will be made only under an exemption from the requirements to file a prospectus supplement or prospectus with the relevant Canadian securities regulators and only by a dealer registered in accordance with local provincial securities laws, or, alternatively, pursuant to an exemption from the dealer registration requirement in the relevant province or territory of Canada in which such offer or sale is made.

         Purchasers of shares of common stock may be required to pay stamp taxes and other charges under the laws and practices of the jurisdiction of purchase, in addition to the offering price on the cover of this prospectus supplement.

                                    VALIDITY

         The validity of the common stock will be passed upon for DQE by David
R. High, Esq., Vice President and General Counsel of DQE, and by Thelen Reid & Priest LLP, special counsel for DQE. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP represents DQE and its affiliates in connection with certain legal matters.

PROSPECTUS
----------

                                  $500,000,000


                                   DQE, INC.
                            DQE CAPITAL CORPORATION


                                PREFERRED STOCK
                                  COMMON STOCK
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                    WARRANTS
                              DQE DEBT SECURITIES
                          DQE CAPITAL DEBT SECURITIES


DQE may offer from time to time its Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, Warrants to purchase Preferred or Common Stock and Debt Securities, and DQE Capital may offer from time to time its Debt Securities, up to an aggregate amount of $500,000,000.


The common stock of DQE is traded on the New York Stock Exchange, the Philadelphia Stock Exchange and the Chicago Stock Exchange.

--------------------

One or more supplements to this prospectus will indicate the amount and terms of each issue of securities, including the offering price, to be issued by DQE and DQE Capital.


DQE and DQE Capital may sell the securities to or through underwriters, dealers or agents or directly to one or more purchasers. The applicable prospectus supplement will describe each offering of the securities.

--------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------

The date of this prospectus is June 7, 2002.

                                TABLE OF CONTENTS


IMPORTANT INFORMATION ABOUT THIS          DESCRIPTION OF DQE DEBT SECURITIES..15
  PROSPECTUS...........................2  DESCRIPTION OF DQE CAPITAL DEBT
DQE....................................3     SECURITIES.......................24
DQE CAPITAL............................4  PLAN OF DISTRIBUTION................33
DESCRIPTION OF DQE CAPITAL STOCK.......5  AVAILABLE INFORMATION...............35
  Preferred Stock......................5  A WARNING ABOUT FORWARD-LOOKING
  Common Stock.........................9    STATEMENTS........................35
DESCRIPTION OF STOCK PURCHASE             EXPERTS.............................36
  CONTRACTS AND STOCK PURCHASE UNITS..14  VALIDITY............................36
DESCRIPTION OF DQE WARRANTS...........14


                   IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that DQE and DQE Capital filed with the United States Securities and Exchange Commission, or the "SEC." We may sell the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities. Each time we offer securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities then being offered. The supplement may also add, update or change information contained in this prospectus.

     In addition to the information contained in this prospectus and applicable supplement, this prospectus incorporates by reference important business and financial information about DQE that is not included in or delivered with this prospectus. See "AVAILABLE INFORMATION." You may obtain copies of documents containing such information from us, without charge, by either calling or writing to us at:

                                    DQE, Inc.
                               411 Seventh Avenue
                                  P.O. Box 1930
                       Pittsburgh, Pennsylvania 15230-1090
                         Attention: Corporate Secretary
                             Telephone: 412-393-6000

     You should rely only on the information contained or incorporated by reference in this prospectus and the applicable supplement. We have not authorized any other person to provide you with different information. You should not assume that the information contained or incorporated in this prospectus as of any time after the date of this prospectus or, if later, the date of an incorporated document, is accurate because our business, financial condition or results of operations may have changed since that date.

     We are not making an offer to sell any securities in any jurisdiction where an offer or sale is not permitted.

     SEE P. 36 FOR "A WARNING ABOUT FORWARD-LOOKING STATEMENTS", INCLUDING CAUTIONARY LANGUAGE REGARDING THE FORWARD-LOOKING INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.


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


                                       DQE

GENERAL

     DQE is a holding company whose subsidiaries deliver essential products and services including electricity, water and communications to more than one million customers throughout the United States. Our subsidiaries include:

     o Duquesne Light Company, our largest operating subsidiary, which is engaged in the transmission and distribution of electric energy and provides electric service to approximately 586,000 direct customers in southwestern Pennsylvania (including in the City of Pittsburgh), a territory of approximately 800 square miles. As a public utility, Duquesne Light is subject to regulation by the Pennsylvania Public Utility Commission with respect to retail rates, accounting, issuance of securities and other matters. Duquesne Light is also subject to regulation by the Federal Energy Regulatory Commission with respect to rates for wholesale sales and transmission services, accounting and other matters.

     o AquaSource, Inc., which is a water resource management company that acquires, develops and manages water and wastewater systems and complementary businesses.

     o DQE Energy Services, LLC, which is an energy facilities management company that provides energy outsourcing solutions including development, operation and maintenance of energy and alternative fuel facilities.

     o DQE Communications, Inc., which developed and owns a 60,000 mile fiber-optic network in Pittsburgh.

     o DQE Financial Corp., which owns and operates landfill gas collection and processing systems and is an investment and portfolio management organization focused on structured finance and alternative energy investments.

     o    DQE Capital, which is described below under its own heading.

     o Other business lines, including propane distribution and insurance services for DQE and various affiliates.

     In the second half of 2001, following the completion of a strategic review process, DQE announced a new management team and a change in its strategic direction. DQE adopted a "back-to-basics" strategy featuring, among other things, a more concentrated focus on our utility operations and complementary businesses.

     DQE is a "holding company" under the Public Utility Holding Company Act of 1935, but is exempt from all provisions thereof except Section 9(a)(2) which relates to the acquisition of public utility companies.

     DQE's principal executive offices are located 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1905 and the telephone number is (412) 393-6000.

     See "AVAILABLE INFORMATION" for the availability of additional information about DQE.

EFFECT OF HOLDING COMPANY STRUCTURE

     DQE Debt Securities or Guaranties

     Since DQE is a holding company, substantially all of the assets shown on DQE's consolidated balance sheet are held by its subsidiaries. Accordingly, DQE's earnings and cash flow and its ability to meet its obligations are largely


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dependent upon the earnings and cash flows of such subsidiaries and the distribution or other payment of such earnings to DQE in the form of dividends or loans or advances and repayment of loans and advances from DQE. The subsidiaries are separate and distinct legal entities and, except for DQE Capital, have no obligation to pay any amounts due on any securities offered by this prospectus or to make any funds available for such payment.

     Due to the holding company structure, DQE's obligations on its debt securities, or on its guaranty of DQE Capital's debt securities, will be effectively subordinated to all existing and future liabilities of DQE's subsidiaries. Therefore, DQE's rights and the rights of its creditors, including the rights of the holders of DQE Capital's debt securities under DQE's guaranty thereof, to participate in the assets of any subsidiary (other than DQE Capital) upon the liquidation or reorganization of such subsidiary will be subject to the prior claims of such subsidiary's creditors. To the extent that DQE may itself be a creditor with recognized claims against any such subsidiary, DQE's claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinated to any indebtedness or other liabilities of such subsidiary senior to that held by DQE. Although certain agreements to which DQE and its subsidiaries are parties limit the incurrence of additional indebtedness, DQE and its subsidiaries retain the ability to incur substantial additional indebtedness and other liabilities.

     DQE Equity Securities

     Any equity securities of DQE, including preferred or common stock, which may be offered by this prospectus are, by definition, junior in entitlement to dividends or assets to claims of DQE's creditors including, but not limited to, holders of debt securities issued or guaranteed by DQE and, as discussed above, to the claims of creditors of DQE's subsidiaries.

     DQE's board of directors regularly evaluates our common stock dividend policy and sets the amount each quarter. The level of dividends will continue to be influenced by many factors such as, among other things, our earnings, financial condition and cash flows from subsidiaries, as well as general economic and competitive conditions. The board also has to consider the impact of the downgrade in the ratings of certain of our securities and the effectiveness of the divestiture of non-complementary assets, which are discussed in the Incorporated Documents.

     Duquesne Light Company

     As discussed above, Duquesne Light Company is our largest subsidiary. If Duquesne Light cannot pay dividends on its common stock, we may not be able to pay dividends on our common stock or preferred stock. Payments of dividends on Duquesne Light's common stock may be restricted by Duquesne Light's obligations to holders of preferred and preference stock, under Duquesne Light's articles of incorporation, and by obligations of a Duquesne Light subsidiary to holders of its securities and other creditors. No dividends or distributions may be made on Duquesne Light's common stock if Duquesne Light has not paid dividends or sinking fund obligations on its preferred or preference stock. Further, the aggregate amount of Duquesne Light's common stock dividend payments or distributions may not exceed certain percentages of net income if the ratio of total common shareholder's equity to total capitalization is less than specified percentages. Dividends on Duquesne Light stock may also be effectively limited by the terms of certain financing agreements.

                                   DQE CAPITAL

     DQE Capital Corporation is a Delaware corporation and a wholly owned subsidiary of DQE. DQE Capital's primary business purpose is to provide financing for the operations of the direct and indirect subsidiaries of DQE other than Duquesne Light Company.

     DQE Capital's principal executive offices are located at 411 Seventh Avenue, Pittsburgh, Pennsylvania 15219-1905 and the telephone number is (412) 393-6000.


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


                                 USE OF PROCEEDS

     Except as otherwise specified in the applicable prospectus supplement, DQE intends to use the proceeds of each issue of its securities which may be offered by this prospectus to make loans to and/or equity investments in one or more of DQE's direct or indirect subsidiaries (other than DQE Capital), to repay advances from subsidiaries and otherwise for general corporate purposes. These subsidiaries may, in turn, use the funds so invested for general corporate purposes, including expanded business activities and the reduction of short-term debt incurred to provide interim financing.

     Except as otherwise specified in the applicable prospectus supplement, DQE Capital intends to use the proceeds of each issue of its securities which may be offered by this prospectus for loans to DQE and/or to one or more of DQE's direct or indirect subsidiaries (other than Duquesne Light Company) to be ultimately used for the purposes generally described above.

                        DESCRIPTION OF DQE CAPITAL STOCK

     DQE may offer additional shares of preferred stock in one or more series. DQE may also offer additional shares of common stock. DQE's Restated Articles of Incorporation, as amended, authorize DQE to issue up to 4,000,000 shares of Preferred Stock, no par value. The Articles also authorize DQE to issue up to 187,500,000 shares of Common Stock, no par value. As of April 30, 2002, there were outstanding 163,520 shares of Preferred Stock, Series A (Convertible), and 56,438,612 shares of Common Stock. The new shares of Preferred Stock and Common Stock which may be offered by this prospectus are called the "New Preferred Stock" and the "New Common Stock", respectively.

     The rights and privileges of holders of DQE's capital stock are governed by DQE's Articles and By-Laws and the Pennsylvania Business Corporation Law, or BCL. Certain provisions of the Articles and DQE's capital stock are summarized below. Because this section is a summary, it does not describe every aspect of the Articles. DQE has filed the Articles, as well as a form of amendment to establish a series of New Preferred Stock, as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the Articles and the form of amendment for provisions that may be important to you. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Articles.

                                 PREFERRED STOCK
                                 ---------------

GENERAL

     The Board of Directors is authorized to divide the Preferred Stock into series and, as to each series, to determine the designation and number of shares of such series and the voting rights, preferences, limitations and special rights, if any, of the shares of such series. Such divisions and determinations will be set forth in one or more amendments to the Articles adopted by the Board of Directors. All shares of Preferred Stock of each series rank equally as to dividends and the liquidation preference of such shares payable upon the liquidation, dissolution or winding up of DQE. All shares of Preferred Stock of all series will rank equally as to dividends and liquidation preference except to the extent otherwise provided in the amendment to the Articles establishing any series of Preferred Stock.

     The prospectus supplement relating to each series of New Preferred Stock offered by this prospectus will set forth or describe:

     o    the designation and number of shares of such series;

     o the dividend rate or rates on the shares of such series, the date or dates from which dividends shall accrue, the dates on which dividends will, subject to the provisions of the Articles, be payable, the record dates for the payment of dividends and the relative ranking of such shares as to the payment of dividends;


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


     o the liquidation preference of the shares of such series and the relative ranking of such shares as to the payment of amounts upon liquidation, dissolution or winding up;

     o provisions relating to optional or mandatory redemption of the shares of such series;

     o provisions relating to the optional or mandatory conversion of the shares of such series into other securities of DQE;

     o provisions relating to the optional or mandatory exchange of the shares of such series for other securities of DQE or any other issuer;

     o    the voting rights of the holders of the shares of such series; and

     o any other preferences, limitations and/or special rights of the shares of such series.

DIVIDENDS

     General

     When, as and if declared by the Board of Directors, and subject to the rights of the holders of any shares of any series of Preferred Stock or other stock ranking senior to or on a parity with any particular series of New Preferred Stock with respect to dividends, DQE will pay, out of funds legally available therefor, dividends in cash to the holders of shares of each series of New Preferred Stock at the rate or rates thereon.

     Dividends on the shares of each series of New Preferred Stock will be payable, subject to the terms and conditions set forth in the Articles, on each dividend payment date, beginning on the first dividend payment date following the respective date or dates of issuance of the shares of such series, to the registered holders of such shares as of the close of business on the record date with respect to such dividend payment date.

     Accrual of Dividends, etc.

     Except as otherwise specified in the applicable prospectus supplement, dividends will begin to accrue on the shares of each series of New Preferred Stock from the respective date or dates of issuance of the shares of such series. Dividends will accrue on a daily basis whether or not at the time DQE shall have funds legally available for distributions to shareholders. Except as otherwise specified in the applicable prospectus supplement, accrued dividends for any period less than a full annual period will be computed on the basis of a year deemed to consist of (A) 360 days and (B) twelve calendar months each, itself, deemed to consist of 30 days; provided, however, that, if any part of the period for which accrued dividends are being computed shall consist of a portion of a calendar month, accrued dividends for such part of such period will be computed on the basis of the actual number of days elapsed during such calendar month (excluding the date of payment, if any, in such calendar month) in relation to the full annual dividend accrued during a deemed 360-day year. Accrued but unpaid dividends will accumulate as of the dividend payment date on which they first become payable, but no interest shall accrue on accumulated but unpaid dividends.

     Parity Stock

     So long as any series of New Preferred Stock shall be outstanding, if (A) at any time DQE shall not have satisfied in full the cumulative dividends accrued on such series of New Preferred Stock for all Dividend Periods (as hereinafter defined) ended at or prior to such time and (B) at such time there shall have accrued and shall remain unpaid, for Dividend Periods ended at or prior to such time, dividends on shares of any other series of the Preferred Stock or any other class of stock in either case ranking as to dividends on a parity with such series of New Preferred Stock, any funds of DQE legally available for the purpose will be allocated among all cumulative dividends accrued and unpaid, for all Dividend Periods ended at or prior to such time, on all such parity series of the Preferred Stock and such other parity stock in proportion to the respective amounts thereof.


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


     Junior Securities

     So long as any shares of any series of New Preferred Stock shall be outstanding, DQE will not (A) declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities (as hereinafter defined) or (B) make any payment on account of the redemption, purchase or other acquisition or retirement of any Junior Securities, unless, as of the date of any such declaration, setting aside or payment, as the case may be, there shall also have been declared and paid or set aside for payment dividends accumulated on such series of New Preferred Stock during all Dividend Periods ended on or prior to such date; provided, however, that the foregoing restriction will not prohibit (X) any dividend payable solely in shares of Junior Securities or (Y) the acquisition of any Junior Securities either (i) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement), or any dividend or interest reinvestment or stock purchase plan, of DQE or any affiliate of DQE heretofore or hereafter adopted or (ii) in exchange solely for any other Junior Securities; and provided, further, that nothing in the Articles will prevent the simultaneous declaration or payment of dividends on both the Preferred Stock and any Junior Securities if, at the time of such declaration, there are sufficient funds legally available to pay all dividends concurrently.

LIQUIDATION

     General

     Subject to the rights of the holders of shares of any series of Preferred Stock any stock of DQE ranking senior to or on a parity with any particular series of New Preferred Stock in respect of distributions upon the liquidation, dissolution or winding up of DQE, upon any such liquidation, dissolution or winding up (whether voluntary or involuntary), each holder of shares of each series of New Preferred Stock will be entitled to be paid, out of the assets of DQE which remain after the payment and discharge of all liabilities of DQE, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (as hereinafter defined) of the shares of such series of New Preferred Stock held by such holder plus an amount equal to accrued and unpaid dividends thereon to (but excluding) the date of payment, and the holders of shares of series of New Preferred Stock will not be entitled to any further payment. If, upon any such liquidation, dissolution or winding up of DQE, DQE's assets available to be distributed among the holders of the shares of series of New Preferred Stock and any other series of the Preferred Stock and any other stock in either case ranking as to any such distribution on a parity with the series of New Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then such assets will be allocated among all liquidation requirements on all such parity series of Preferred Stock and such other parity stock in proportion to the respective amounts then required for the satisfaction thereof.

     Neither the consolidation, merger or other combination of DQE with or into any other entity or entities (whether or not DQE is the surviving entity), nor the sale, transfer or other disposition by DQE of all or any part of its assets, nor the reduction of the capital stock of DQE nor any other form of recapitalization or reorganization affecting DQE will be deemed to be a liquidation, dissolution or winding up of DQE within the meaning of the preceding paragraph.

REDEMPTION

     The applicable prospectus supplement will set forth any terms for the optional or mandatory redemption of each series of New Preferred Stock.

     Except as otherwise specified in the applicable prospectus supplement, if less than all of the outstanding shares of any series of New Preferred Stock are to be redeemed, DQE will select the shares to be redeemed pro rata, by lot or by any other method as shall be determined by DQE to be equitable.

     Except as otherwise specified in the applicable prospectus supplement, any notice of mandatory or optional redemption will be sent to the holders of the shares of any series of New Preferred Stock to be redeemed at the addresses shown on the books of DQE by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date.


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


     With respect to any notice of redemption of shares of series of New Preferred Stock at the option of DQE, unless, upon the giving of such notice, such shares shall be deemed to have been redeemed and to be no longer outstanding by reason of the deposit with a redemption agent of funds sufficient to effect such redemption in accordance with and subject to the Articles, such notice may state that such redemption shall be conditional upon the setting aside by DQE or the delivery to a redemption agent, on or prior to the date fixed for such redemption, of legally available funds sufficient to pay the redemption price of such shares, and that if such funds shall not have been so set aside or delivered such notice shall be of no force or effect and DQE shall not be required to redeem such shares. In the event that such notice of redemption contains such a condition and such funds are not so set aside or delivered, the redemption shall not be made and within a reasonable time thereafter notice shall be given that such funds were not so set aside or delivered and such redemption was not required to be made.

RANKING; PRO RATA SHARING; RETIREMENT

     Ranking

     Except as otherwise specified in the applicable prospectus supplement, each series of New Preferred Stock will rank senior to the Common Stock as to the payment of dividends and as to the distribution of assets on liquidation, dissolution or winding-up of DQE, and, except as so specified, each series of New Preferred Stock will rank on a parity with all other series of Preferred Stock as to the payment of dividends and as to the distribution of assets on liquidation, dissolution or winding-up.

     Pro Rata Sharing

     Except to the extent otherwise provided in the Articles, all payments to be made in respect of the shares of each series of New Preferred Stock and shares of each other series of Preferred Stock and of any other stock ranking on a parity with such series of New Preferred Stock with respect to payments of such character will be made pro rata, so that amounts paid per share on such series of New Preferred Stock, such other series of Preferred Stock and such other priority stock will in all cases bear to each other the same ratio that the amounts then payable per share on all shares of such series of Preferred Stock and such other priority stock bear to each other.

     Retirement

     Any shares of each series of New Preferred Stock redeemed or converted as provided in the applicable prospectus supplement will be retired as shares of series of Preferred Stock of the particular series and be restored to the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and may thereafter be reissued as permitted by applicable law.

VOTING RIGHTS

     Except to the extent otherwise specifically provided by applicable law, holders of shares of any series of New Preferred Stock will have no special voting rights and their consent shall not be required for the taking of any corporate action.

     Under Pennsylvania law, the holders of shares of Preferred Stock of all affected series will be entitled to vote, together as a single class, with respect to any amendment to the Articles which would authorize a new series of Preferred Stock or another class of stock having a preference as to dividends or assets which is senior to the shares of such series of New Preferred Stock, or would authorize an increase in the number of authorized shares of any such senior series or class; and no such amendment may be adopted unless, among other things, it receives the affirmative vote of a majority of the votes cast in such class vote. In addition, under Pennsylvania law, the holders of shares of series of Preferred Stock of all affected series will be entitled to similar voting rights, together as a single class, with respect to any merger or consolidation which would effect any change in the Articles if such holders would have been entitled to a class vote with respect to such change if such change had been accomplished as an amendment to the Articles rather than by merger or consolidation.

     See "Common Stock - Voting Rights" for the voting rights of the holders of Series A Preferred Stock


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


DEFINITIONS

     "Dividend Period", as to the shares of each series of New Preferred Stock or any other series of the Preferred Stock or of any other class of stock in either case ranking as to dividends on a parity with such series of New Preferred Stock, means the period commencing on any dividend payment date prescribed for such series and ending on the day next preceding the next succeeding dividend payment date for such series, except that the initial Dividend Period for any particular shares of any series or class shall be the period commencing on the date or dates from which dividends on such shares shall be cumulative and ending on the day next preceding the first dividend payment date prescribed for such shares.

     "Junior Securities" means the Common Stock and, with respect to each series of New Preferred Stock, (1) for purposes of clause (A) in the paragraph "Junior Securities" under "Dividends" above, any other class or series of stock ranking junior to such series of New Preferred Stock in right of payment of dividends or
(2) for all other purposes, any other class or series of stock ranking junior to such series of New Preferred Stock in right of payment of amounts distributable upon liquidation, dissolution or winding up.

     "Liquidation Value", as to each share of each series of New Preferred Stock, means the amount payable in respect of such share upon the liquidation, dissolution or winding up of DQE set forth in the amendment to the Articles establishing such series.

                                  COMMON STOCK
                                  ------------

GENERAL

     Except for the rights of holders of the Series A Preferred Stock, described below, and such rights as may be granted to the holders of any other series of Preferred Stock in the amendment establishing such series or as required by law, all of the voting and other rights of the shareholders of DQE belong exclusively to the holders of the Common Stock.

DIVIDEND RIGHTS

     The holders of Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor. However, the Board of Directors has granted, in the case of the outstanding series of Preferred Stock, and may grant, if additional Preferred Stock is issued, preferential dividend rights to the holders of such stock which would prohibit payment of dividends on the Common Stock unless and until specified dividends on such series of Preferred Stock have been paid and in certain other circumstances.

LIQUIDATION RIGHTS

     Upon liquidation, dissolution or winding up of DQE, whether voluntary or involuntary, the holders of Common Stock are entitled to share ratably in the assets of DQE available for distribution after all liabilities of DQE have been satisfied. The Board of Directors has granted, in the case of the series of New Preferred Stock, and may grant, if additional Preferred Stock is issued, preferential liquidation rights to the holders of such stock which would entitle them to be paid out of the assets of DQE available for distribution before any distribution is made to the holders of Common Stock.

VOTING RIGHTS

     General

     Each holder of Common Stock is entitled to one vote for each whole share held and, in addition, has cumulative voting rights in the election of directors. The holders of the Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the holders of the Common Stock, voting together with the holders of the Common Stock as one class. Each holder of Series A Preferred Stock is entitled to three votes for each share held, subject to adjustment, and also has cumulative voting rights in the election of directors.


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     In the election of directors, each shareholder is entitled to cast a total number of votes determined by multiplying

          o    the number of shares held, times

          o the number of votes per share (one, in the case of Common Stock, and three, in the case of Series A Preferred Stock), times

          o    the number of directors to be elected.

Each shareholder may cast the total number of votes, determined as described above, for one candidate or may distribute them among any two or more candidates. Cumulative voting rights are intended to increase the chances of having at least some board representation for minority shareholders.

     Board of Directors

     Number; Classification. The Articles provide that the Board of Directors shall consist of such number of directors as may be fixed from time to time by a majority of the Disinterested Directors (defined below) then in office, plus such number of additional directors, if any, as the holders of Preferred Stock, voting separately as a class or series, shall have the right from time to time to elect. The Articles further provide that the Board of Directors, excluding any directors elected by the holders of Preferred Stock, voting separately as a class or series, shall be divided into three classes, as nearly equal in number as possible, with one class of directors to be elected at each annual meeting of shareholders, to hold office until the third succeeding annual meeting and until their successors are elected and qualify. At the date of this prospectus, there are ten members of the Board of Directors, none of whom were elected by holders of the Series A Preferred Stock.

     The classification of the Board of Directors, as described above, tends to reduce the effect of cumulative voting by increasing the minimum number of shares required to be held in order to elect one or more directors.

     Removal. The Articles provide that for so long as the general corporate law of DQE's state of incorporation specifically mandates such power, a director, any class of directors or the entire Board of Directors may be removed from office by shareholder vote without cause, but only if shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast at an annual election of directors or of such class of directors shall vote in favor of such removal. The power of shareholders to remove directors without cause is not required under the Pennsylvania Business Corporation Law as currently in effect (except upon the unanimous vote of shareholders). Therefore, under the Articles, the shareholders may remove a director from office only for cause and only if the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock (defined below) which are not beneficially owned by an Interested Stockholder (defined below) shall vote in favor of such removal.

     Vacancies. The Articles provide that vacancies in the members of the Board of Directors elected by holders of Voting Stock, including vacancies resulting from an increase in the number of directors, shall be filled only by a majority vote of the Disinterested Directors then in office, though less than a quorum, except as otherwise required by law. Directors elected to fill vacancies will hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which they have been elected expires.

     Nomination of Director Candidates. The Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice of the nomination, containing certain specified information, to the Secretary of DQE not later than 120 days in advance of the meeting at which the election is to be held.

     Directors Elected by Preferred Shareholders. The provisions of the Articles with respect to the Board of Directors described above would not apply to any directors separately elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or assets.


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


     Certain Business Combinations

     The Articles provide that the affirmative vote of the holders of (i) at least 80% of the voting power of all then outstanding shares of Voting Stock (as defined in the Articles), voting as a single class, and (ii) at least a majority of the voting power of the then outstanding shares of Voting Stock which are not beneficially owned by an Interested Stockholder (as defined in the Articles), voting as a single class, is required for the approval or authorization of any Business Combination (as defined in the Articles) involving an Interested Stockholder, except

          o a Business Combination approved by a majority of the Disinterested Directors (as defined in the Articles), or

          o a Business Combination as to which certain minimum price and procedural requirements, described below, are satisfied.

     If the requisite approval of Disinterested Directors were given or the minimum price and procedural requirements were satisfied with respect to a particular Business Combination, the normal approval requirements of Pennsylvania law would apply to such Business Combination.

     The minimum price and procedural requirements referred to above consist of all of the following six conditions:

     (1) The aggregate amount of the cash and the fair market value of consideration other than cash to be received per share by holders of Common Stock in the Business combination shall be at least equal to the highest of the following:

          o (if applicable) the highest per share price paid in order to acquire any shares of Common Stock at any time beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

          o the fair market value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

          o (if applicable) the price per share equal to the fair market value per share of Common Stock determined pursuant to the immediately preceding paragraph multiplied by the ratio of (i) the highest per share price paid in order to acquire any shares of Common Stock at any time beneficially owned by the Interested Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the fair market value per share of Common Stock on the first day in such two-year period on which the Interested Stockholder beneficially owned any shares of Common Stock.

     (2) The aggregate amount of the cash and the fair market value of consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following:

          o (if applicable) the highest per share price paid in order to acquire any shares of such class or series of Voting Stock at any time beneficially owned by the Interested Stockholder which were acquired (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

          o (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of DQE;

          o the fair market value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

          o (if applicable) the price per share equal to the fair market value per share of such class or series of Voting Stock determined pursuant to the immediately preceding paragraph, multiplied by the ratio of (i) the highest per share price paid in order to acquire any shares of such class or series of Voting Stock at any time beneficially owned by the Interested Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the fair market value per share of such class of Voting Stock on the first day in such two-year period on which the Interested Stockholder beneficially owned any shares of such class or series of Voting Stock.

     (3) The consideration to be received by holders of each class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of Voting Stock which are beneficially owned by the Interested Stockholder. If the Interested Stockholder beneficially owns shares of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of each class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of Voting Stock (regardless of class or series) beneficially owned by the Interested Stockholder. All per share prices referred to in clauses (1) and (2) above shall be appropriately adjusted to reflect any intervening stock dividend, stock split, combination of shares or similar event.

     (4) After the Determination Date and prior to the consummation of such Business Combination:

          o except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding capital stock of DQE having preference over the Common Stock as to dividends or upon liquidation;

          o there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (ii) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, an increase in such annual rate of dividends (as necessary to prevent any such reduction), unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and

          o such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder.

     (5) After the Determination Date, the Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by DQE, whether in anticipation of or in connection with such Business Combination or otherwise.

     (6) If the proposed Business Combination otherwise requires a stockholder vote, such Business Combination shall be submitted to the holders of capital stock of DQE entitled to vote thereon, and their proxies for approval of such transaction shall be solicited in accordance with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and in any event (whether or not a stockholder vote is required), a proxy or information statement describing the proposed Business Combination, complying with such requirements and containing other information specified in the Articles shall be mailed to all holders of Voting Stock and the holders of any other class or series of stock entitled to vote thereon at least 30 days prior to the earlier of the date of the stockholder meeting to vote on such Business Combination or the consummation of such Business Combination.

     Amendments to the Articles or By-Laws

     The Articles provide that any amendment, alteration, change or repeal of any provision of Article 7 or Article 8 of the Articles (which contain provisions relating to business combinations), the adoption of any provision inconsistent therewith, or the adoption, amendment or repeal by the shareholders of any By-Law, shall require the affirmative votes of (i) the holders of at least 80% of the voting power of all then outstanding shares of Voting Stock, voting together as a single class, and (ii) the holders of at least a majority of the voting power of the then outstanding shares of Voting Stock which are not beneficially owned by any Interested Stockholder, voting together as a single class, unless such action is recommended by a majority of the Disinterested Directors and at the time of such recommendation the Disinterested Directors constitute a majority of the full Board of Directors, excluding any directors elected by the holders of Preferred Stock, voting separately as a class or series.

     The Articles provide that the Board of Directors, by a vote including a majority of the Disinterested Directors then in office, may adopt, amend or repeal By-Laws with respect to those matters which are not, by statute, reserved exclusively to the shareholders.

     The provisions of the Articles described in this subsection "Voting Rights" are in addition to certain provisions of Pennsylvania law which restrict, or require a special shareholder vote to approve, certain transactions between DQE and a shareholder of DQE.

     The Articles reserve for DQE the right to amend, alter, change or repeal any provision contained therein in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders therein are granted subject to this reservation.

     The Articles also provide that any action required or permitted to be taken at a meeting of shareholders or a class of shareholders of DQE may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. Such consents shall be filed with the Secretary of DQE.

     Definitions

     A "Business Combination" includes, generally, a merger, consolidation or share exchange, a sale or other disposition of 5% or more of DQE's consolidated total assets or the issuance or transfer of securities, in any case involving DQE or a subsidiary and an Interested Stockholder (or an affiliate or associate of an Interested Stockholder).

     The term "Disinterested Director" means, generally, a director of DQE who is not an Interested Stockholder or an affiliate, associate or representative of an Interested Stockholder.

     An "Interested Stockholder" means generally any person which (1) is at the time the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; (2) is at the time an affiliate of DQE and at any time within the two prior years was such a beneficial owner, or
(3) is an assignee of any such person.

     The term "Voting Stock" means the capital stock of DQE entitled to vote generally in an annual election of directors of DQE. At present, the Common Stock and the Series A Preferred Stock are the only classes or series of DQE's Voting Stock.

     Anti-Takeover Effect

     The classification of the Board of Directors, the limitations on the removal of directors, the requirements for director nominations, the approval, pricing and procedural requirements for a Business Combination and the limitations on amendments to the Articles and the By-Laws, all as described above, individually or in the aggregate, may have an "anti-takeover" effect. These provisions could discourage a future takeover attempt which is not approved by DQE's Board of Directors but which individual shareholders might deem to be in their best interests or in which shareholders would receive a premium for their shares over their current market prices. As a result, shareholders who might desire to participate in such transaction might not have an opportunity to do so. Certain of these provisions could also cause the removal of the incumbent Board of Directors or management to require more time or render such removal more difficult, procedurally or otherwise.

MISCELLANEOUS

     Holders of Common Stock have no preemptive or other rights to subscribe for any shares or securities of DQE. There are no sinking fund provisions, conversion rights or redemption provisions applicable to the Common Stock, and the holders of fully paid Common Stock are under no liability for assessments by DQE.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for DQE's Common Stock is EquiServe Trust Company, NA, P.O. Box 43010, Providence, Rhode Island 02940-3010. The Transfer Agent and Registrar for each series of New Preferred Stock will be identified in the applicable prospectus supplement.

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     DQE may issue stock purchase contracts, including contracts obliging holders to purchase from DQE and DQE to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The consideration per share of Common Stock and the number of shares of Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of:

     o    a stock purchase contract; and

     o either a debt security of DQE or DQE Capital or a debt obligation of a third party, including a U.S. Treasury security.

     The DQE or DQE Capital debt security or debt obligation of a third party may serve as collateral to secure the holders' obligations to purchase the Common Stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of stock purchase contracts. These payments may be unsecured or prefunded on some basis to be specified. The stock purchase contracts may require their holders to secure their obligations in a specified manner. The applicable prospectus supplement will describe the specific terms and other provisions of any stock purchase contracts or stock purchase units.

                           DESCRIPTION OF DQE WARRANTS

     General

     DQE may issue warrants in one or more series for the purchase of Preferred Stock or Common Stock. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     Warrant Rights

     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered. These terms will include the title of the warrants, the aggregate number of the warrants, the price or prices at which the warrants will be issued, the currencies in which the price or prices of the warrants may be payable, the designation, amount and terms of the offered securities purchasable upon exercise of the warrants, the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with the security, if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable, the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased, the date on which the right to exercise the warrants shall commence and the date on which the right shall expire, the minimum or maximum amount of the warrants which may be exercised at any one time, information with respect to book-entry procedures, if any, if appropriate, a discussion of Federal income tax consequences and any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                       DESCRIPTION OF DQE DEBT SECURITIES

     As used in this section, the term "Debt Securities" means Debt Securities which may be offered by DQE under this prospectus, the term "Indenture" means DQE's indenture referred to below, the term "Indenture Securities" means all debt securities outstanding under that indenture and the term "Trustee" means the trustee under that indenture.

GENERAL

     DQE may issue Debt Securities in one or more series, or in one or more tranches within a series, under an Indenture from DQE to Bank One Trust Company, NA, as trustee. The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended. Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. DQE has filed a form of Indenture, as well as a form of officer's certificate to establish a series of debt securities, as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the forms of Indenture and officer's certificate for provisions that may be important to you. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Indenture. Wherever particular provisions of the Indenture or terms defined in the Indenture are referred to, those provisions or definitions are incorporated by reference as a part of the statements made in this prospectus and those statements are qualified in their entirety by that reference. References to article and section numbers, unless otherwise indicated, are references to article and section numbers of the Indenture.

     In addition to the Debt Securities, other debt securities may be issued under the Indenture, without any limit on the aggregate principal amount. The Debt Securities and all other debt securities issued under the Indenture are collectively referred to as the "Indenture Securities." Each series of Indenture Securities will be unsecured and will rank pari passu with all other series of Indenture Securities, except as otherwise provided in the Indenture, and with all other unsecured and unsubordinated indebtedness of DQE. Except as otherwise described in the applicable prospectus supplement, the Indenture does not limit the incurrence or issuance by DQE of other secured or unsecured debt, whether under the Indenture, under any other indenture that DQE may enter into in the future or otherwise. See the prospectus supplement relating to any offering of Debt Securities.

     The applicable prospectus supplement will describe the following terms of the Debt Securities of each series or tranche:

     o    the title of the Debt Securities;

     o    any limit upon the aggregate principal amount of the Debt Securities;

     o the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof and the right, if any, to extend such date or dates;

     o the rate or rates at which the Debt Securities will bear interest, if any, or the method by which such rate or rates, if any, will be determined, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the right, if any, of DQE to defer or extend an interest payment date, and the regular record date for any interest payable on any interest payment date and the person or persons to whom interest on the Debt Securities will be payable on any interest payment date, if other than the person or persons in whose names the Debt Securities are registered at the close of business on the regular record date for such interest;

     o the place or places where, subject to the terms of the Indenture as described below under "-Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "-Registration and Transfer", the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon DQE in respect of the Debt Securities and the Indenture may be served; the Security Registrar and Paying Agents for the Debt Securities; and, if such is the case, that the principal of the Debt Securities will be payable without presentation or surrender;

     o any period or periods within which, date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of DQE;

     o the obligation or obligations, if any, of DQE to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder, and the period or periods within which, or date or dates on which, the price or prices at which, and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder;

     o the terms, if any, pursuant to which the Debt Securities may be converted into or exchanged for shares of capital stock or other securities of DQE or any other Person;

     o the terms, if any, pursuant to which DQE's obligations on such Debt Securities (or all Indenture Securities) are subordinated to other specified obligations of DQE;

     o the denominations in which any of the Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

     o    if such Debt Securities are to be issued in global form--

          o any limitations on the rights of the registered holder or holders of such Debt Securities to transfer or exchange the same or to obtain registration of transfer thereof,

          o any limitations on the rights of beneficial owners of such Debt Securities to obtain certificates therefor, and

          o the identity of the depository and any other matters incidental to such Debt Securities; and

     o any other terms of such Debt Securities not inconsistent with the provisions of the Indenture.

PAYMENT AND PAYING AGENTS

     Except as may be specified in the applicable prospectus supplement, DQE will pay interest, if any, on each Debt Security on each interest payment date to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder") as of the close of business on the regular record date relating to such interest payment date;

provided, however, that DQE will pay interest at maturity (whether at stated maturity, upon redemption or otherwise, "Maturity") to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the Trustee which is not more than 30 days and not less than 10 days before the date proposed by DQE for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if the Trustee deems such manner of payment practicable. (See Section 307.)

     Unless otherwise specified in the applicable prospectus supplement, DQE will pay the principal of and premium, if any, and interest, if any, on the Debt Securities at Maturity upon presentation of the Debt Securities at the corporate trust office of Bank One Trust Company, NA, as paying agent for DQE. DQE may change the place of payment of the Debt Securities, may appoint one or more additional paying agents (including DQE) and may remove any paying agent, all at its discretion. (See Section 502.)

REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable prospectus supplement, Holders may register the transfer of Debt Securities, and may exchange Debt Securities for other Debt Securities of the same series and tranche, of authorized denominations and having the same terms and aggregate principal amount, at the corporate trust office of Bank One Trust Company, NA, as security registrar for the Debt Securities. DQE may change the place for registration of transfer and exchange of the Debt Securities, may appoint one or more additional security registrars (including DQE) and may remove any security registrar, all at its discretion. (See Section 502.) Except as otherwise provided in the applicable prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but DQE may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. DQE will not be required to execute or provide for the registration of transfer of or the exchange of (a) any Debt Security during a period of 15 days before giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See Section 305.)

REDEMPTION

     The applicable prospectus supplement will set forth any terms for the optional or mandatory redemption of Debt Securities. Except as otherwise provided in the applicable prospectus supplement with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption. If less than all the Debt Securities of a series, or any tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed will be selected by such method as shall be provided for such series or tranche, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (See Sections 403 and 404.)

     Any notice of redemption at the option of DQE may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or before the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force or effect and DQE will not be required to redeem such Debt Securities. (See
Section 404.)

SATISFACTION AND DISCHARGE

     Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture and, at DQE's election, the entire indebtedness of DQE in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than DQE), in trust:

     o    money in an amount which will be sufficient, or

     o in the case of a deposit made before the maturity of such Indenture Securities, Eligible Obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or

     o    a combination of (a) and (b) which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof, and such other obligations or instruments as shall be specified in an accompanying prospectus supplement. (See Section 601.)

     The Indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain outstanding thereunder and DQE has paid or caused to be paid all other sums payable by DQE under the Indenture. (See Section 602.)

     The right of DQE to cause its entire indebtedness in respect of Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

EVENTS OF DEFAULT

     Any one or more of the following events with respect to a series of Indenture Securities that has occurred and is continuing will constitute an "Event of Default" with respect to such series of Indenture Securities:

     o failure to pay interest on any Indenture Security of such series within 30 days after the same becomes due and payable; provided, however, that no such failure will constitute an Event of Default if DQE has made a valid extension of the interest payment period with respect to the Indenture Securities of such series if so provided with respect to such series; or

     o failure to pay the principal of or premium, if any, on any Indenture Security of such series when due; provided, however, that no such failure will constitute an Event of Default if DQE has made a valid extension of the Maturity of the Indenture Securities of such series, if so provided with respect to such series; or

     o failure to perform, or breach of, any covenant or warranty of DQE contained in the Indenture for 60 days after written notice to DQE from the Trustee or to DQE and the Trustee by the holders of at least 33% in principal amount of the Outstanding Indenture Securities of such series as provided in the Indenture unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period before its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Indenture Securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by DQE within such period and is being diligently pursued; or

     o    certain events in bankruptcy, insolvency or reorganization of DQE.

(See Section 701.)

REMEDIES

     Acceleration of Maturity

     If an Event of Default applicable to the Indenture Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of such series may declare the principal amount (or, if any of the Outstanding Indenture Securities of such series are Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all of the Outstanding Indenture Securities of such series to be due and payable immediately by written notice to the Company (and to the Trustee if given by Holders); provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Indenture Securities of any one such series.

     At any time after such a declaration of acceleration with respect to the Indenture Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

     o    DQE has paid or deposited with the Trustee a sum sufficient to pay

          o all overdue interest, if any, on all Indenture Securities of such series;

          o the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Indenture Securities;

          o interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

          o all amounts due to the Trustee under the Indenture in respect of compensation and reimbursement of expenses; and

     o all Events of Default with respect to Indenture Securities of such series, other than the non-payment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (See Section 702.)

     Right to Direct Proceedings

     If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction does not conflict with any rule of law or with the Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, (b) the Trustee does not determine that the action so directed would be unjustly prejudicial to the Holders of Indenture Securities of such series not taking part in such direction and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. (See Section 712.)

     Limitation on Right to Institute Proceedings

     No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or for any other remedy thereunder unless:

     o such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Indenture Securities of any one or more series;

     o the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which such Event of Default has occurred, considered as one class, have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

     o for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of Indenture Securities then outstanding.

     Furthermore, no Holder of Indenture Securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders of Indenture Securities of such series. (See Section 707.)

     No Impairment of Right to Receive Payment

     Notwithstanding that the right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each Holder of an Indenture Security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such Holder. (See Section 708.)

     Notice of Default

     The Trustee is required to give the Holders notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in clause (c) under "- Events of Default" may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the holders. (See
Section 802.)

CONSOLIDATION, MERGER, SALE OF ASSETS

     DQE may not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, to any Person, unless:

     o the Person formed by such consolidation or into which DQE is merged or the Person which acquires by conveyance or other transfer, or which leases (for a term extending beyond the last Stated Maturity of the Indenture Securities then Outstanding), all of the properties of DQE as or substantially as an entirety, shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia or under the laws of Canada or any Province thereof; and

     o such Person shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Indenture Securities then Outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by DQE.

In the case of the conveyance or other transfer of all of the properties of DQE, as or substantially as an entirety, to any person as contemplated above, DQE would be released and discharged from all obligations under the Indenture and on all Indenture Securities then outstanding unless DQE elects to waive such release and discharge. Upon any such consolidation or merger or any such conveyance or other transfer of properties of DQE, the successor or transferee would succeed to, and be substituted for, and would be entitled to exercise every power and right of, DQE under the Indenture. (See Sections 1001, 1002 and 1003).

     The Indenture will not prevent or restrict:

     o any consolidation or merger after the consummation of which DQE would be the surviving or resulting entity;

     o any consolidation or merger of any Person all of the outstanding voting securities of which are owned, directly or indirectly, by DQE with or into any other of such Persons; or any conveyance or other transfer, or lease, of properties by any thereof to any other thereof;

     o any conveyance or other transfer, or lease, of any part of the properties of DQE which does not constitute the entirety, or substantially the entirety, thereof; or

     o the approval by DQE, or the consent by DQE to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of DQE may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets. (See Section 1004.)

MODIFICATION OF INDENTURE

     Modifications Without Consent

     DQE and the Trustee may enter into one or more supplemental indentures without the consent of any Holders of Indenture Securities, for any of the following purposes:

     o to evidence the succession of another Person to DQE and the assumption by any such successor of the covenants of such party; or

     o to add one or more covenants of DQE or other provisions for the benefit of all Holders of Indenture Securities or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or to surrender any right or power conferred upon DQE by the Indenture; or

     o to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only when no Indenture Security of such series or Tranche remains Outstanding; or

     o to provide collateral security for the Indenture Securities or any series thereof; or

     o to establish the form or terms of the Indenture Securities of any series or Tranche as permitted by the Indenture; or

     o to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or

     o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Indenture Securities of one or more series; or

     o to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or Tranche of, the Indenture Securities; or

     o    to change any place or places where--

          o the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities, or any Tranche thereof, will be payable,

          o all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for registration of transfer,

          o all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for exchange and

          o notices and demands to or upon DQE in respect of all or any series of Indenture Securities, or any Tranche thereof, and the Indenture may be served; or

     o to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series or Tranche in any material respect.

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Original Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and DQE and the Trustee may, without the consent of any Holders of Indenture Securities, enter into one or more supplemental indentures to evidence such amendment. (See Section 1101.)

     Modifications Requiring Consent

     Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all Tranches so directly affected, considered as one class, will be required; and provided, further, that no such supplemental indenture may:

     o change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security;

     o reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series or Tranche; or

     o modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Indenture Security of such series or Tranche.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or modifies the rights of the Holders of Indenture Securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Indenture Securities of any other series or Tranche.

     If the supplemental indenture or other document establishing any series or Tranche of Indenture Securities so provides, and as specified in the applicable prospectus supplement and/or pricing supplement, the Holders of such Indenture Securities will be deemed to have consented, by virtue of their purchase of such Indenture Securities, to a supplemental indenture containing the additions, changes or eliminations to or from the Indenture which are specified in such supplemental indenture or other document, no Act of such Holders will be required to evidence such consent and such consent may be counted in the determination of whether the Holders of the requisite principal amount of Indenture Securities have consented to such supplemental indenture. (See Section 1102.)

DUTIES OF THE TRUSTEE; RESIGNATION; REMOVAL

     The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the Indenture at the request of any Holder of Indenture Securities, unless such Holder offers it reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (See Sections 801 and 803.)

     The Trustee may resign at any time with respect to the Indenture Securities of one or more series by giving written notice thereof to DQE or may be removed at any time with respect to the Indenture Securities of one or more series by Act of the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series delivered to the Trustee and DQE. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if DQE has delivered to the Trustee with respect to one or more series an instrument appointing a successor trustee with respect to that or those series and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee with respect to that or those series will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (See Section 810.)

EVIDENCE OF COMPLIANCE

     Compliance with the Indenture provisions is evidenced by written statements of officers of DQE or persons selected or paid by DQE. In certain cases, DQE must furnish opinions of counsel and certifications of an engineer, appraiser or other expert (who in some cases must be independent). In addition, the Indenture requires that DQE give the Trustee, not less than annually, a brief statement as to compliance with the conditions and covenants under the Indenture.

GOVERNING LAW

     The Indenture and the Indenture Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture of 1939, as amended, shall be applicable.

PENNSYLVANIA CORPORATE LOANS TAX

     DQE will be required to withhold from interest paid to individuals who are residents of Pennsylvania and who hold securities for their own account a Pennsylvania Corporate Loans Tax, currently assessed at the rate of 4 mills ($0.004) per annum, on each dollar of the principal amount of their securities.

                   DESCRIPTION OF DQE CAPITAL DEBT SECURITIES

     As used in this section, the term "Debt Securities" means Debt Securities which may be offered by DQE Capital under this prospectus, the term "Indenture" means DQE Capital's indenture referred to below, the term "Indenture Securities" means all debt securities outstanding under that indenture and the term "Trustee" means the trustee under that indenture.

GENERAL

     DQE Capital may issue Debt Securities in one or more series, or in one or more tranches within a series, under an Indenture, dated as of August 1, 1999, from DQE Capital and DQE to Bank One Trust Company, NA, as successor trustee. The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939, as amended. Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture. This summary is subject to, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. DQE Capital has filed the Indenture, as well as a form of officer's certificate to establish a series of debt securities, as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the Indenture and the form of officer's certificate for provisions that may be important to you. Capitalized terms used under this heading which are not otherwise defined in this prospectus have the meanings set forth in the Indenture. Wherever particular provisions of the Indenture or terms defined in the Indenture are referred to, those provisions or definitions are incorporated by reference as a part of the statements made in this prospectus and those statements are qualified in their entirety by that reference. References to article and section numbers, unless otherwise indicated, are references to article and section numbers of the Indenture.

     In addition to the Debt Securities, other debt securities may be issued under the Indenture, without any limit on the aggregate principal amount. The Debt Securities and all other debt securities issued under the Indenture are collectively referred to as the "Indenture Securities." Each series of Indenture Securities will be unsecured and will rank pari passu with all other series of Indenture Securities, except as otherwise provided in the Indenture, and with all other unsecured and unsubordinated indebtedness of DQE Capital. Except as otherwise described in the applicable prospectus supplement, the Indenture does not limit the incurrence or issuance by DQE Capital of other secured or unsecured debt, whether under the Indenture, under any other indenture that DQE Capital may enter into in the future or otherwise. See the prospectus supplement relating to any offering of Debt Securities.

     DQE will unconditionally guarantee the payment when due of the principal of and premium, if any, and interest, if any, on the Indenture Securities. See "Guaranty of DQE".

     The applicable prospectus supplement will describe the following terms of the Debt Securities of each series or tranche:

     o    the title of the Debt Securities;

     o    any limit upon the aggregate principal amount of the Debt Securities;

     o the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof and the right, if any, to extend such date or dates;

     o the rate or rates at which the Debt Securities will bear interest, if any, or the method by which such rate or rates, if any, will be determined, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the right, if any, of DQE Capital to defer or extend an interest payment date, and the regular record date for any interest payable on any interest payment date and the person or persons to whom interest on the Debt Securities will be payable on any interest payment date, if other than the person or persons in whose names the Debt Securities are registered at the close of business on the regular record date for such interest;

     o the place or places where, subject to the terms of the Indenture as described below under "-Payment and Paying Agents", the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "-Registration and Transfer", the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon DQE Capital in respect of the Debt Securities and the Indenture may be served; the Security Registrar and Paying Agents for the Debt Securities; and, if such is the case, that the principal of the Debt Securities will be payable without presentation or surrender;

     o any period or periods within which, date or dates on which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of DQE Capital;

     o the obligation or obligations, if any, of DQE Capital to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the Holder, and the period or periods within which, or date or dates on which, the price or prices at which, and the terms and conditions upon which the Debt Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the Holder;

     o the terms, if any, pursuant to which the Debt Securities may be converted into or exchanged for shares of capital stock or other securities of DQE Capital or any other Person;

     o the denominations in which any of the Debt Securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

     o    if such Debt Securities are to be issued in global form--

          o any limitations on the rights of the registered holder or holders of such Debt Securities to transfer or exchange the same or to obtain registration of transfer thereof,

          o any limitations on the rights of beneficial owners of such Debt Securities to obtain certificates therefor, and

          o the identity of the depository and any other matters incidental to such Debt Securities; and

     o any other terms of such Debt Securities not inconsistent with the provisions of the Indenture.

GUARANTY OF DQE

     DQE will unconditionally guarantee the payment of principal of and premium, if any, and interest, if any, on the Debt Securities, when due and payable, whether at the stated maturity date, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of such Debt Securities and the Indenture. The Guaranty will be contained in the Indenture and will also be endorsed on each Debt Security. The Guaranty will remain in effect until the entire principal of and premium, if any, and interest, if any, on the Debt Securities has been paid in full or otherwise discharged in accordance with the provisions of the Indenture. (See Article Thirteen.)

PAYMENT AND PAYING AGENTS

     Except as may be specified in the applicable prospectus supplement, DQE Capital will pay interest, if any, on each Debt Security on each interest payment date to the person in whose name such Debt Security is registered (the registered holder of any Indenture Security being called a "Holder") as of the close of business on the regular record date relating to such interest payment date; provided, however, that DQE Capital will pay interest at maturity (whether at stated maturity, upon redemption or otherwise, "Maturity") to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the Holder of such Debt Security as of the close of business on a date selected by the Trustee which is not more than 30 days and not less than 10 days before the date proposed by DQE Capital for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if the Trustee deems such manner of payment practicable. (See Section 307.)

     Unless otherwise specified in the applicable prospectus supplement, DQE Capital will pay the principal of and premium, if any, and interest, if any, on the Debt Securities at Maturity upon presentation of the Debt Securities at the corporate trust office of Bank One Trust Company, NA, as paying agent for DQE Capital. DQE Capital may change the place of payment of the Debt Securities, may appoint one or more additional paying agents (including DQE Capital) and may remove any paying agent, all at its discretion. (See Section 502.)

REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable prospectus supplement, Holders may register the transfer of Debt Securities, and may exchange Debt Securities for other Debt Securities of the same series and tranche, of authorized denominations and having the same terms and aggregate principal amount, at the corporate trust office of Bank One Trust Company, NA, as security registrar for the Debt Securities. DQE Capital may change the place for registration of transfer and exchange of the Debt Securities, may appoint one or more additional security registrars (including DQE Capital) and may remove any security registrar, all at its discretion. (See Section 502.) Except as otherwise provided in the applicable prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but DQE Capital may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. DQE Capital will not be required to execute or provide for the registration of transfer of or the exchange of (a) any Debt Security during a period of 15 days before giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part. (See Section 305.)

REDEMPTION

     The applicable prospectus supplement will set forth any terms for the optional or mandatory redemption of Debt Securities. Except as otherwise provided in the applicable prospectus supplement with respect to Debt Securities redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days before the date fixed for redemption. If less than all the Debt Securities of a series, or any tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed will be selected by such method as shall be provided for such series or tranche, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (See Sections 403 and 404.)

     Any notice of redemption at the option of DQE Capital may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or before the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force or effect and DQE Capital will not be required to redeem such Debt Securities. (See Section 404.)

SATISFACTION AND DISCHARGE

     Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture and, at DQE Capital's election, the entire indebtedness of DQE Capital and DQE in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than DQE Capital or DQE), in trust:

     o    money in an amount which will be sufficient, or

     o in the case of a deposit made before the maturity of such Indenture Securities, Eligible Obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or

     o    a combination of (a) and (b) which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof, and such other obligations or instruments as shall be specified in an accompanying prospectus supplement. (See Section 601.)

     The Indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain outstanding thereunder and DQE Capital has paid or caused to be paid all other sums payable by DQE Capital under the Indenture. (See Section 602.)

     The right of DQE Capital to cause its entire indebtedness in respect of Indenture Securities of any series to be deemed to be satisfied and discharged as described above will be subject to the satisfaction of conditions specified in the instrument creating such series.

EVENTS OF DEFAULT

     Any one or more of the following events with respect to a series of Indenture Securities that has occurred and is continuing will constitute an "Event of Default" with respect to such series of Indenture Securities:

     o failure to pay interest on any Indenture Security of such series within 30 days after the same becomes due and payable; provided, however, that no such failure will constitute an Event of Default if DQE Capital has made a valid extension of the interest payment period with respect to the Indenture Securities of such series if so provided with respect to such series; or

     o failure to pay the principal of or premium, if any, on any Indenture Security of such series when due; provided, however, that no such failure will constitute an Event of Default if DQE Capital has made a valid extension of the Maturity of the Indenture Securities of such series, if so provided with respect to such series; or

     o failure to perform, or breach of, any covenant or warranty of DQE Capital or DQE contained in the Indenture for 60 days after written notice to DQE Capital and DQE from the Trustee or to DQE Capital, DQE and the Trustee by the holders of at least 33% in principal amount of the Outstanding Indenture Securities of such series as provided in the Indenture unless the Trustee, or the Trustee and the Holders of a principal amount of Securities of such series not less than the principal amount of Indenture Securities the Holders of which gave such notice, as the case may be, agree in writing to an extension of such period before its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Indenture Securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by DQE Capital or DQE within such period and is being diligently pursued; or

     o certain events in bankruptcy, insolvency or reorganization of DQE Capital or DQE.

(See Section 701.)

REMEDIES

     Acceleration of Maturity

     If an Event of Default applicable to the Indenture Securities of any series occurs and is continuing, then either the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of such series may declare the principal amount (or, if any of the Outstanding Indenture Securities of such series are Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) of all of the Outstanding Indenture Securities of such series to be due and payable immediately by written notice to the Company (and to the Trustee if given by Holders); provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the Holders of the Indenture Securities of any one such series.

     At any time after such a declaration of acceleration with respect to the Indenture Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

     o DQE Capital or DQE has paid or deposited with the Trustee a sum sufficient to pay

          o all overdue interest, if any, on all Indenture Securities of such series;

          o the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Indenture Securities;

          o interest, if any, upon overdue interest, if any, at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

          o all amounts due to the Trustee under the Indenture in respect of compensation and reimbursement of expenses; and

     o all Events of Default with respect to Indenture Securities of such series, other than the non-payment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (See Section 702.)

     Right to Direct Proceedings

     If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the

Trustee; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the Holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction does not conflict with any rule of law or with the Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate, (b) the Trustee does not determine that the action so directed would be unjustly prejudicial to the Holders of Indenture Securities of such series not taking part in such direction and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. (See Section 712.)

     Limitation on Right to Institute Proceedings

     No Holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or for any other remedy thereunder unless:

     o such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Indenture Securities of any one or more series;

     o the Holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which such Event of Default has occurred, considered as one class, have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and

     o for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of Indenture Securities then outstanding.

     Furthermore, no Holder of Indenture Securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other Holders of Indenture Securities of such series. (See Section 707.)

     No Impairment of Right to Receive Payment

     Notwithstanding that the right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each Holder of an Indenture Security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such Holder. (See Section 708.)

     Notice of Default

     The Trustee is required to give the Holders notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in clause (c) under "- Events of Default" may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the holders. (See
Section 802.)

CONSOLIDATION, MERGER, SALE OF ASSETS

     Neither DQE Capital nor DQE may consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, to any Person, unless:

     o the Person formed by such consolidation or into which DQE Capital or DQE, as the case requires, is merged or the Person which acquires by conveyance or other transfer, or which leases (for a term extending beyond the last Stated Maturity of the Indenture Securities then Outstanding), all of the properties of DQE Capital or DQE, as the case requires, as or substantially as an entirety, shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia or under the laws of Canada or any Province thereof; and

     o such Person shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Indenture Securities then Outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by DQE Capital or DQE, as the case requires.

In the case of the conveyance or other transfer of all of the properties of DQE Capital or DQE, as or substantially as an entirety, to any person as contemplated above, DQE Capital or DQE, as the case requires, would be released and discharged from all obligations under the Indenture and on all Indenture Securities then outstanding unless DQE Capital or DQE, as the case requires, elects to waive such release and discharge. Upon any such consolidation or merger or any such conveyance or other transfer of properties of DQE Capital or DQE, as the case requires, the successor or transferee would succeed to, and be substituted for, and would be entitled to exercise every power and right of, DQE Capital or DQE, as the case requires, under the Indenture. (See Sections 1001, 1002 and 1003).

     The Indenture will not prevent or restrict:

     o any consolidation or merger after the consummation of which DQE Capital or DQE would be the surviving or resulting entity;

     o any consolidation of DQE Capital with DQE or any other Person all of the outstanding voting securities of which are owned, directly or indirectly, by DQE; or any merger of any of such Persons into any other of such Persons; or any conveyance or other transfer, or lease, of properties by any thereof to any other thereof;

     o any conveyance or other transfer, or lease, of any part of the properties of DQE Capital or DQE which does not constitute the entirety, or substantially the entirety, thereof; or

     o the approval by DQE Capital or DQE of, or the consent by DQE Capital or DQE to, any consolidation or merger to which any direct or indirect subsidiary or affiliate of DQE Capital or DQE, as the case requires, may be a party or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets. (See Section 1004.)

MODIFICATION OF INDENTURE

     Modifications Without Consent

     DQE Capital, DQE and the Trustee may enter into one or more supplemental indentures without the consent of any Holders of Indenture Securities, for any of the following purposes:

     o to evidence the succession of another Person to DQE Capital or DQE, as the case may be, and the assumption by any such successor of the covenants of such party; or

     o to add one or more covenants of DQE Capital or DQE, as the case may be, or other provisions for the benefit of all Holders of Indenture Securities or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or to surrender any right or power conferred upon DQE Capital or DQE by the Indenture; or

     o to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition adversely affects the interests of the Holders of the Indenture Securities of any series or Tranche in any material respect, such change, elimination or addition will become effective with respect to such series or Tranche only when no Indenture Security of such series or Tranche remains Outstanding; or

     o to provide collateral security for the Indenture Securities or any series thereof; or

     o to establish the form or terms of the Indenture Securities of any series or Tranche as permitted by the Indenture; or

     o to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or

     o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Indenture Securities of one or more series; or

     o to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or Tranche of, the Indenture Securities; or

     o    to change any place or places where--

          o the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities, or any Tranche thereof, will be payable,

          o all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for registration of transfer,

          o all or any series of Indenture Securities, or any Tranche thereof, may be surrendered for exchange and

          o notices and demands to or upon DQE Capital or DQE in respect of all or any series of Indenture Securities, or any Tranche thereof, and the Indenture may be served; or

     o to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the Indenture, so long as such other changes or additions do not adversely affect the interests of the Holders of Indenture Securities of any series or Tranche in any material respect.

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Original Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and DQE Capital, DQE and the Trustee may, without the consent of any Holders of Indenture Securities, enter into one or more supplemental indentures to evidence such amendment. (See Section 1101.)

     Modifications Requiring Consent

     Except as provided above, the consent of the Holders of a majority in aggregate principal amount of the Indenture Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Indenture Securities of all Tranches so directly affected, considered as one class, will be required; and provided, further, that no such supplemental indenture may:

     o change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Indenture Security;

     o reduce the percentage in principal amount of the Outstanding Indenture Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Indenture Security of such series or Tranche; or

     o modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Indenture Security of such series or Tranche.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Indenture Securities of one or more specified series, or one or more Tranches thereof, or modifies the rights of the Holders of Indenture Securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Indenture Securities of any other series or Tranche.

     If the supplemental indenture or other document establishing any series or Tranche of Indenture Securities so provides, and as specified in the applicable prospectus supplement and/or pricing supplement, the Holders of such Indenture Securities will be deemed to have consented, by virtue of their purchase of such Indenture Securities, to a supplemental indenture containing the additions, changes or eliminations to or from the Indenture which are specified in such supplemental indenture or other document, no Act of such Holders will be required to evidence such consent and such consent may be counted in the determination of whether the Holders of the requisite principal amount of Indenture Securities have consented to such supplemental indenture. (See Section 1102.)

DUTIES OF THE TRUSTEE; RESIGNATION; REMOVAL

     The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the Indenture at the request of any Holder of Indenture Securities, unless such Holder offers it reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (See Sections 801 and 803.)

     The Trustee may resign at any time with respect to the Indenture Securities of one or more series by giving written notice thereof to DQE Capital or may be removed at any time with respect to the Indenture Securities of one or more series by Act of the Holders of a majority in principal amount of the Outstanding Indenture Securities of such series delivered to the Trustee and DQE Capital. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if DQE Capital has delivered to the Trustee with respect to one or more series an instrument appointing a successor trustee with respect to that or those series and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee with respect to that or those series will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. (See Section 810.)

EVIDENCE OF COMPLIANCE

     Compliance with the Indenture provisions is evidenced by written statements of officers of DQE Capital and DQE or persons selected or paid by DQE Capital or DQE. In certain cases, DQE Capital or DQE must furnish opinions of counsel and certifications of an engineer, appraiser or other expert (who in some cases must be independent). In addition, the Indenture requires that DQE Capital and DQE give the Trustee, not less than annually, a brief statement as to compliance with the conditions and covenants under the Indenture.

GOVERNING LAW

     The Indenture and the Indenture Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture of 1939, as amended, shall be applicable.

PENNSYLVANIA CORPORATE LOANS TAX

     DQE Capital may be required to withhold from interest paid to individuals who are residents of Pennsylvania and who hold securities for their own account a Pennsylvania Corporate Loans Tax, currently assessed at the rate of 4 mills ($0.004) per annum, on each dollar of the principal amount of their securities.

                              PLAN OF DISTRIBUTION

     DQE or DQE Capital, as the case may be, may sell Preferred Stock, Common Stock, Stock Purchase Contracts, Stock Purchase Units, warrants, DQE Debt Securities or DQE Capital Debt Securities being offered hereby in one or more of the following ways from time to time: (1) directly to one or a limited number of institutional purchasers, (2) through agents, (3) through underwriters and/or
(4) through dealers.

     The prospectus supplement will set forth the terms of the offering of each series of securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to DQE or DQE Capital, as the case may be, from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which the securities may be listed.

     If DQE or DQE Capital, as the case may be, uses underwriters to sell securities, the underwriters will acquire such securities for their own account and resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities if any of such securities are purchased, except that, in certain cases involving a default by one or more underwriters, less than all of such securities may be purchased. The initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If DQE or DQE Capital, as the case may be, uses one or more agents to sell securities, the agents will be named, and any commissions payable by DQE or DQE Capital to such agents will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will act on a best efforts basis for the period of its appointment.

     New shares of DQE's Common Stock sold through agents or underwriters may be sold by means of (i) ordinary brokers' transactions, (ii) block transactions (which may involve crosses) in accordance with the rules of the New York Stock Exchange, the Philadelphia Stock Exchange, the Chicago Stock Exchange and other exchanges on which the Common Stock is admitted to trading privileges, including transactions in which any agent may sell shares as agents but may also position and resell all or a portion of the blocks as principals, (iii) offerings off the floors of the Exchanges or (iv) a combination of any such methods. Sales may be made at market prices prevailing market prices (which could be subject to change). Any such offering would be described in a supplement to this prospectus setting forth the terms of the offering and the number of shares being offered.

     Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing agreement upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise by one or more remarketing firms acting as principals for their own accounts or as agents for DQE or DQE Capital, as the case may be, and this prospectus, as it may be amended or supplemented, may be used in connection with any such remarketing. Any remarketing firm will be identified and the terms of its agreement, if any, with DQE, and its compensation will be described in the prospectus supplement.

     Any agents, underwriters or dealers participating in the distribution of the securities may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Agents and underwriters may be entitled under agreements entered into with DQE or DQE Capital, as the case may be, to indemnification by DQE or DQE Capital, as the case may be, against certain liabilities, including liabilities under the Securities Act and other securities laws, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.

     Subject to market conditions, DQE plans to offer up to $250 million of Common Stock in an underwritten transaction in the second or third quarter of 2002. At the date of this prospectus, DQE expects the underwriters to include Lehman Brothers Inc. The underwriters will be identified, and the principal terms of the underwriting arrangement, including underwriter's compensation, will be described in the applicable prospectus supplement.

     The outstanding shares of DQE's Common Stock are listed on the New York Stock Exchange, the Philadelphia Stock Exchange and the Chicago Stock Exchange. Any new shares of Common Stock will also be listed on those Exchanges, subject to official notice of issuance.

     Each series of securities will be a new issue and, except for the Common Stock, which is listed on the New York, Philadelphia and Chicago Stock Exchanges, will have no established trading market. Unless otherwise provided in the applicable prospectus supplement relating to the securities, DQE does not intend to apply for the listing of any other securities on a national securities exchange, but any agents, underwriters or dealers participating in the distribution of the securities may make a market in the securities, as permitted by applicable laws and regulations. Any such underwriters, dealers or agents would not be obligated to do so, however, and could discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the securities.

     Any agents, underwriters or dealers or agents participating in the distribution of the securities, and/or affiliates thereof, may engage in transactions with and perform services for DQE and its affiliates in the ordinary course of business.

                              AVAILABLE INFORMATION

     DQE files annual, quarterly and other reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. You may read and copy these reports at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov.) that contains DQE's reports filed with the SEC.

     DQE incorporates by reference into this prospectus:

     o DQE's most recent Annual Report on Form 10-K filed by DQE with the SEC pursuant to the Exchange Act; and

     o all other documents filed by DQE with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of DQE's most recent Annual Report and before the termination of the offering made by this prospectus, and all of such documents are deemed to be a part of this prospectus from the date of filing such documents. The documents incorporated or deemed to be incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents." Any statement contained in an Incorporated Document may be modified or superseded by a statement in this prospectus or in any prospectus supplement or in any subsequently filed Incorporated Document. The Incorporated Documents (File No. 1-10290) as of the date of this prospectus are:

     o DQE's Annual Report on Form 10-K for the year ended December 31, 2001, filed March 29, 2002;

     o DQE's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed May 15, 2002; and

     o DQE's Current Reports on Form 8-K, filed February 19, April 5, and May 30, 2002.

     DQE maintains an Internet site (http://www.dqe.com) that contains information concerning DQE and its affiliates including DQE. The information contained at the Internet site of DQE. is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

     We have not included or incorporated by reference any separate financial statements of DQE Capital herein. We do not consider those financial statements to be material to holders of the securities because (1) DQE Capital is a finance subsidiary of DQE, formed for the purpose of providing financing for DQE and its subsidiaries, (2) DQE Capital does not currently engage in any independent operations and (3) DQE Capital does not currently plan to engage, in the future, in more than minimal independent operations. See "DQE CAPITAL." DQE Capital does not file periodic reports under Sections 13 and 15(d) of the Exchange Act and we do not expect DQE Capital to file those reports in the future.

                   A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     Statements contained in this prospectus, including the documents that are incorporated by reference, that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information about plans, objectives and strategies and possible future results of our operations, as well as the assumptions upon which these statements are based. Also, when we use any of the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Actual results or performance may differ materially from those contemplated by the forward-looking statements due to a number of known and unknown risks and uncertainties, many of which are beyond our control. Demand for electric utility service, as well as change in market and weather conditions, will affect cash flows, returns on investments and earnings levels of Duquesne Light Company, our largest operating subsidiary. Energy prices will affect the number of customers using Duquesne Light's provider of last resort service, which in turn will affect earnings. Overall DQE performance will also be affected by economic, competitive, regulatory, governmental and technological factors affecting operations, markets, products, services, and prices applicable to the businesses of all our subsidiaries, as well as the factors discussed in our SEC filings made to date. We refer to the documents identified above under "AVAILABLE INFORMATION" for a discussion of these and other risks and uncertainties.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference to DQE's most recent Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included in such Annual Report which is incorporated herein by reference (which report, in the case of the Annual Report for the year ended December 31, 2001, expresses an unqualified opinion and includes an explanatory paragraph referring to a change in accounting method to record an estimate of unbilled revenues for electricity delivered but not yet billed) and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    VALIDITY

     The validity of the securities will be passed upon for DQE and DQE Capital by David R. High, Esq., Vice President and General Counsel of DQE, and by Thelen Reid & Priest LLP, special counsel for DQE and DQE Capital, and for any agents, underwriters or dealers by counsel to be identified in the applicable prospectus supplement.

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                                     , 2002






                                 LEHMAN BROTHERS

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                              GOLDMAN, SACHS & CO.

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